Exhibit 99.1 Second Quarter 2013 Unaudited Earnings Release and Supplemental Information

Copyright © 2013 Prologis
Supplemental 2Q 2013
Table of Contents
Overview
Press Release 1
Highlights
Company Profile 4
Company Performance 5
Financial Information
Consolidated Balance Sheets 6
Consolidated Statements of Operations 7
Reconciliation of Net Earnings (Loss) to FFO 8
EBITDA Reconciliation 9
Pro-rata Information 10
Operations Overview
Operating Portfolio 12
Operating Metrics 15
Customer Information 17
Capital Deployment
Dispositions and Contributions 18
Third Party Building Acquisitions and Equity Invested in
Co-Investment Ventures 19
Development Starts 20
Development Portfolio 22
Land Portfolio 23
Co-Investment Ventures
Summary and Financial Highlights 25
Operating and Balance Sheet Information 26
Capitalization
Debt and Equity Summary 27
Debt Covenants and Other Metrics 28
Assets Under Management 29
Net Asset Value
Components 30
Notes and Definitions 32
Guangzhou Phase II, Guangzhou, China
Prologis Park Redlands, CA, United States
Prologis Park Budapest Gyal, Budapest, Hungary
Cover: Prologis Park Piotrkow, DC1, Warsaw, Poland

Copyright © 2013 Prologis

Prologis, Inc. Announces Second Quarter 2013 Earnings Results
- Rents on rollover increased 4.0 percent -
- Leased 36.3 million square feet -
- Increasing deployment guidance by $1.7 billion -
SAN FRANCISCO (July 24, 2013) – Prologis, Inc. (NYSE: PLD), the
leading global owner, operator and developer of industrial real estate, today reported results for the second quarter 2013.
Core funds from operations (Core FFO) per fully diluted share was
$0.41 for the second quarter compared to $0.43 for the same period in
2012. Net loss per fully diluted share was less than $0.01 for the second quarter compared to a net loss per share of $0.02 for the same period in
2012. The net loss in the quarter was principally due to costs associated with the early extinguishment of debt, as well as from depreciation on real estate.
Operating Portfolio Metrics
The company leased 36.3 million square feet (3.4 million square meters) in its combined operating and development portfolios in the second quarter. Prologis ended the quarter with 93.7 percent occupancy in its operating portfolio, consistent with the prior quarter.
Tenant retention in the second quarter was 84.6 percent. GAAP rental rates on leases signed in the quarter increased 4.0 percent from prior rents compared to a decrease of 3.8 percent in the same period in
2012.
During the second quarter, same-store net operating income (NOI)
increased 0.7 percent and decreased 0.4 percent on an adjusted cash basis.
“With our accomplishments in the quarter we are closing out our 10 quarter plan ahead of schedule,” said Hamid R. Moghadam, chairman and CEO, Prologis. “Our efforts have simplified the company and built a strong foundation for sustainable growth.”
Capital Deployment
Invested capital during the second quarter totaled $922.2 million, of which
$796.7 million was Prologis' share, including:
Development starts of $385.3 million with a weighted average estimated yield of 7.1% and an estimated development margin
of 13.9 percent. Prologis’ share was $301.4 million and the
company’s estimated share of value creation upon stabilization is expected to be $42.7 million;
Acquisitions of $127.2 million of buildings and land, of which
$85.6 million was Prologis’ share. The stabilized capitalization rate on building acquisitions was 7.2 percent.
$409.7 million of investments in our co-investment ventures, including Prologis Targeted Europe Logistics Fund, Prologis
European Properties Fund II, and Prologis Institutional Alliance
Fund II, with a stabilized capitalization rate of 6.4 percent.
Subsequent to quarter end, Prologis European Logistics Partners Sàrl, the company’s joint venture with Norges Bank Investment Management, acquired a portfolio in the United Kingdom for $380 million, of which
$190 million was Prologis’ share.
At quarter end, Prologis' global development pipeline comprised 26.6 million square feet (2.5 million square meters), with a total expected investment of $2.3 billion, of which Prologis' share was $1.8 billion. The company’s share of estimated value creation at stabilization is expected to be $363.9 million, with a weighted average estimated stabilized yield expected to be 7.7 percent and a margin of approximately 21.3 percent.

Copyright © 2013 Prologis

Dispositions and Contributions
Prologis completed $567.2 million in contributions and dispositions in the second quarter, of which $347.7 million was the company’s share, with a stabilized capitalization rate of 5.6 percent, including:
$282.0 million in contributions to Nippon Prologis REIT and
Prologis Mexico Fondo Logistico, of which $237.3 million was the company’s share; and
$285.2 million of third-party building and land dispositions, of which $110.4 million was the company’s share.
Investment Management
During the second quarter, the company further streamlined its co-
investment ventures by rationalizing two funds:
Prologis Japan Fund 1, the assets of which were acquired by
Nippon Prologis REIT and Prologis; and
Prologis Institutional Alliance Fund II, in which the company acquired its outside partners' interests and the assets are now wholly-owned by Prologis.
At quarter end, Prologis had $22.8 billion in combined assets under management in 15 funds.
Capital Markets
During the second quarter, Prologis completed approximately $4.3 billion in capital markets transactions, including:
$1.5 billion from its follow-on equity offering, including the over-
allotment;
$2.3 billion in debt financings, re-financings, and pay-downs;
and
$482.5 million in preferred stock redemptions.
The company also established an at-the-market equity offering program to sell up to $750 million of its common stock.
Subsequent to quarter end, Prologis recast and upsized its global line of credit by $350 million to $2.0 billion, extended the initial term to 2017, and achieved a 40 basis point reduction in interest rate.
“Our capital markets activity in the quarter provides us with enhanced financial flexibility,” said Thomas S. Olinger, chief financial officer,
Prologis. “We have a strong balance sheet and the proven ability to access multiple sources of capital to fund our growth opportunities.”
Guidance for 2013
Prologis narrowed its full-year 2013 Core FFO guidance range to $1.63 to $1.67 per diluted share. The company also expects to recognize net earnings, for GAAP purposes, of $0.58 to $0.62 per share.
In addition, the company increased its full-year deployment guidance range by $1.7 billion, to $3.5 billion to $4.1 billion.
The Core FFO and earnings guidance reflected above excludes any potential future gains (losses) recognized from real estate transactions.
In reconciling from net earnings to Core FFO, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt or redemption of preferred stock, impairment charges, deferred taxes, and unrealized gains or losses on foreign currency or derivative activity.
The difference between the company's Core FFO and net earnings guidance for 2013 predominantly relates to real estate depreciation and recognized gains on real estate transactions.
Webcast and Conference Call Information
The company will host a webcast /conference call to discuss quarterly results, current market conditions and future outlook today, July 24, at
12:00 p.m. U.S. Eastern Time. Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening page of the Prologis Investor Relations website

Copyright © 2013 Prologis

(http://ir.prologis.com). Interested parties also can participate via conference call by dialing +1 877-256-7020 (from the U.S.
and Canada toll free) or +1 973-409-9692 (from all other
countries) and enter conference code 97107173.
A telephonic replay will be available from July 24 through
August 23 at +1 855-859-2056 (from the U.S. and Canada) or
+1 404-537-3406 (from all other countries), with conference
code 97107173. The webcast replay will be posted when
available in the "Events & Presentations" section of Investor
Relations on the Prologis website.
About Prologis
Prologis, Inc., is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of June 30, 2013,
Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 563 million square feet
(52.3 million square meters) in 21 countries. The company
leases modern distribution facilities to more than 4,500
customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.
The statements in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These
forward-looking statements are based on current expectations, estimates and projections about the industry and markets in
which Prologis operates, management's beliefs and
assumptions made by management. Such statements involve
uncertainties that could significantly impact Prologis' financial results. Words such as "expects," "anticipates," "intends,"
"plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such
forward-looking statements, which generally are not historical in nature. All statements that address operating performance,
events or developments that we expect or anticipate will occur in the future — including statements relating to rent and
occupancy growth, development activity and changes in sales
or contribution volume of developed properties, disposition
activity, general conditions in the geographic areas where we operate, synergies to be realized from our recent merger
transaction, our debt and financial position, our ability to form new property funds and the availability of capital in existing or new property funds — are forward-looking statements. These
statements are not guarantees of future performance and
involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations
reflected in any forward-looking statements are based on
reasonable assumptions, we can give no assurance that our
expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or
forecasted in such forward-looking statements. Some of the
factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks
associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust
("REIT") status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-
investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing
business internationally, including currency risks, (ix)
environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading "Risk Factors." Prologis undertakes no duty to update any forward-looking statements appearing in this release
Media Contacts
Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com,
San Francisco Atle Erlingsson, Tel: +1 415 733 9495,
aerlingsson@prologis.com, San Francisco

Copyright © 2013 Prologis
Supplemental 2Q 2013
Prologis, Inc. is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia.
As of June 30, 2013, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects totaling 563 million square feet (52.3 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.
Highlights
Company Profile

(A)
Generally represents properties in which Prologis has an ownership interest but does not manage (6 msf) and other properties owned by Prologis (4 msf), which includes value added properties (3 msf).
(B)
Original cost basis for the total land portfolio is $2.8 billion.
Number of operating portfolio buildings 2,324                588                   74
363                   136                   27
15                      2                        10
8                        1                        1
Total (msf) 386                   139                   38
$1,115 $177 $987
7,151                3,401                178
$1,009 $677 $91
TOTAL
526
$1,777
$2,279
10
27
563
10,730
2,986
Land (acres)
Land book value (millions) (B)
AMERICAS (4 countries) ASIA (3 countries) EUROPE (14 countries)
Operating Portfolio (msf)
Development Portfolio (msf)
Other (msf)  (A)
Development portfolio TEI (millions)

Copyright © 2013 Prologis
Supplemental 2Q 2013
Highlights
Company Performance

2013 2012 2013 2012
419,474 $    501,181 $    908,684 $   979,049 $
(1,517) (8,120) 263,899 194,293
202,238 172,671 560,038 434,743
203,337 201,320 391,274 386,085
143,302 148,569 283,979 282,392
334,004 382,688 675,582 757,309
Net earnings (loss) attributable to common stockholders 0.00 $          (0.02) $        0.55 $         0.42 $
FFO, as defined by Prologis 0.41 0.37 1.16 0.93
Core FFO 0.41 0.43 0.82 0.83
Six months ended June 30,
Revenues
Net earnings (loss) attributable to common stockholders
(dollars in thousands, except per share data)
Three months ended June 30,
Per common share - diluted:
FFO, as defined by Prologis
Core FFO
AFFO
Adjusted EBITDA
$252
$209
$255
$218
$0
$50
$100
$150
$200
$250
$300
Q3 2012 Q4 2012 Q1 2013 Q2 2013
Core FFO and Development Value
Creation (in millions)
Core FFO
Development Value Creation - Prologis Share
93.1%
94.0%
93.7% 93.7%
85%
90%
95%
100%
Q3 2012 Q4 2012 Q1 2013 Q2 2013
Operating Portfolio  - Owned and Managed
Period Ending Occupancy %

Copyright © 2013 Prologis
Supplemental 2Q 2013
Financial Information
Consolidated Balance Sheets

(in thousands)
$ 17,755,655                      $ 17,521,075                      $ 22,608,248
939,794                           884,352                           951,643
1,710,583                        1,754,053                        1,794,364
492,833                           436,328                           454,868
20,898,865                      20,595,808                      25,809,123
2,422,909                        2,292,946                        2,480,660
Net investments in properties 18,475,956                      18,302,862                      23,328,463
3,884,766                        3,635,214                        2,195,782
189,636                           188,000                           188,000
25,330                             25,391                             26,027
Net investments in real estate 22,575,688                      22,151,467                      25,738,272
385,424                           785,359                           100,810
26,642                             48,605                             176,926
124,980                           139,691                           171,084
924,834                           950,177                           1,123,053
Total assets $ 24,037,568                      $ 24,075,299                      $ 27,310,145
$ 8,417,310                        $ 9,074,123                        $ 11,790,794
-                                       482,500                           -
1,297,756                        1,308,143                        1,746,015
Total liabilities 9,715,066                        10,864,766                      13,536,809
100,000                           100,000                           582,200
4,986                               4,624                               4,618
17,939,829                      16,461,486                      16,411,855
(541,355)                          (503,786)                          (233,563)
(3,704,034)                       (3,561,429)                       (3,696,093)
Total stockholders' equity 13,799,426                      12,500,895                      13,069,017
470,995                           658,871                           653,125
52,081                             50,767                             51,194
Total equity 14,322,502                      13,210,533                      13,773,336
Total liabilities and equity $ 24,037,568                      $ 24,075,299                      $ 27,310,145
December 31, 2012
Investments in and advances to unconsolidated entities
Land
Assets held for sale
Operating properties
Development portfolio
Notes receivable backed by real estate
June 30, 2013
Investments in real estate assets:
March 31, 2013
Assets:
Other real estate investments
Other assets
Liabilities:
Less accumulated depreciation
Restricted cash
Accounts receivable
Cash and cash equivalents
Liabilities and Equity:
Noncontrolling interests - limited partnership unitholders
Preferred stock
Accounts payable, accrued expenses, and other liabilities
Debt
Distributions in excess of net earnings
Equity:
Common stock
Additional paid-in capital
Accumulated other comprehensive loss
Noncontrolling interests
Stockholders' equity:
Preferred stock at redemption value

Copyright © 2013 Prologis
Supplemental 2Q 2013
Financial Information
Consolidated Statements of Operations

(A) See Calculation of Per Share Amounts in the Notes and Definitions.
(in thousands, except per share amounts)
$ 372,737              $ 468,459              $ 826,120              $ 910,857
43,608                30,993                77,243                63,350
3,129                  1,729                  5,321                  4,842
419,474              501,181              908,684              979,049
112,581              125,918              245,907              244,151
25,006                15,075                44,915                31,956
54,909                51,415                111,106              111,574
158,965              178,756              335,454              358,315
6,771                  7,227                  11,124                11,562
-                       21,186                -                       31,914
-                       -                       -                       3,185
358,232              399,577              748,506              792,657
61,242                101,604              160,178              186,392
8,421                  3,889                  33,189                17,884
4,577                  5,366                  8,790                  10,793
(92,508)               (127,582)             (207,498)             (260,551)
61,035                520                      399,880              268,291
(7,829)                 13,299                469                      (13,802)
(32,608)               (500)                     (49,959)               4,919
-                       -                       -                       (16,135)
(58,912)               (105,008)             184,871              11,399
2,330                  (3,404)                 345,049              197,791
20,488                8,075                  72,354                20,199
(18,158)               (11,479)               272,695              177,592
(294)                     6,273                  (49)                       19,051
13,467                9,874                  19,301                21,123
13,173                16,147                19,252                40,174
(4,985)                 4,668                  291,947              217,766
7,284                  (2,739)                 (4,819)                 (2,857)
2,299                  1,929                  287,128              214,909
(3,816)                 (10,049)               (14,121)               (20,616)
-                       -                       (9,108)                 -
$ (1,517)                 $ (8,120)                 $ 263,899              $ 194,293
486,032              459,878              478,116              464,696
$ 0.00                     $ (0.02)                   $ 0.55                     $ 0.42
Preferred stock dividends
Net earnings (loss) attributable to common stockholders
Total discontinued operations
Net earnings (loss) per share attributable to common stockholders - Diluted
Weighted average common shares outstanding - Diluted (A)
Loss on preferred stock redemption
Income (loss) attributable to disposed properties and assets held for sale
Net gains on dispositions
Consolidated net earnings (loss)
Net loss (earnings) attributable to noncontrolling interests
Net earnings attributable to controlling interests
Discontinued operations:
Impairment of other assets
Gains on acquisitions and dispositions of investments in real estate, net
Foreign currency and derivative gains (losses) and other income (expenses), net
Gains (losses) on early extinguishment of debt, net
Total other income (expense)
Earnings (loss) before income taxes
Income tax expense - current and deferred
Earnings (loss) from continuing operations
Interest expense
Rental expenses
Investment management expenses
General and administrative expenses
Impairment of real estate properties
Depreciation and amortization
Merger, acquisition and other integration expenses
Total expenses
Operating income
Other income (expense):
Earnings from unconsolidated entities, net
Interest income
Other expenses
2013 2012
Six Months Ended
June 30,
Expenses:
2013 2012
Revenues:
Rental income
Investment management income
Development management and other income
Total revenues
Three Months Ended
June 30,

Copyright © 2013 Prologis
Supplemental 2Q 2013
Financial Information
Reconciliations of Net Earnings (Loss) to FFO

$ (1,517)               $ (8,120)                $ 263,899             $ 194,293
153,229             174,516             323,469             349,965
(8,010)               (2,210)                (109,690)            (164,234)
(719)                  (3,950)                (3,660)                (16,004)
37,931               34,444               63,414               68,982
180,914             194,680             537,432             433,002
8,133                 (14,519)              7,495                 9,717
(4,350)               (5,809)                (2,216)                (4,758)
17,541               (1,681)                17,327               (3,218)
202,238             172,671             560,038             434,743
(33,806)             838                     (226,222)            (103,893)
32,608               500                     59,067               (4,919)
Our share of reconciling items included in earnings from unconsolidated entities 2,297                 6,125                 (1,609)                8,920
-                         -                          -                          19,320
-                         21,186               -                          31,914
1,099                 28,649               (168,764)            (48,658)
$ 203,337             $ 201,320             $ 391,274             $ 386,085
(4,906)               (6,646)                (12,790)              (17,993)
(19,318)             (14,755)              (33,606)              (28,169)
(27,353)             (22,150)              (47,741)              (46,137)
(19,224)             (12,784)              (32,624)              (23,117)
Amortization of management contracts 1,393                 1,792                 3,008                 3,008
Amortization of debt discounts (premiums) and financing costs, net of capitalization (3,839)               (6,063)                (10,841)              (7,452)
Stock compensation expense 13,212               7,855                 27,299               16,167
AFFO $ 143,302             $ 148,569             $ 283,979             $ 282,392
Common stock dividends $ 141,083             $ 131,513             $ 271,836             $ 261,593
2012
Six Months Ended
June 30,
2013 2012
Three Months Ended
June 30,
Unrealized foreign currency and derivative losses (gains), net
Deferred income tax benefit
Our share of reconciling items included in earnings from unconsolidated entities
2013
Straight-lined rents and amortization of lease intangibles
Property improvements
Tenant improvements
Leasing commissions
Reconciliation of net earnings (loss) to FFO
Subtotal-NAREIT defined FFO
FFO, as defined by Prologis
Reconciling items related to noncontrolling interests
Core FFO
Net earnings (loss) attributable to common stockholders
Add (deduct) NAREIT defined adjustments:
Add (deduct) our defined adjustments:
Real estate related depreciation and amortization
Net gains on non-FFO dispositions and acquisitions
Our share of reconciling items included in earnings from unconsolidated entities
Adjustments to arrive at Adjusted FFO ("AFFO"), including our share of unconsolidated entities:
Adjustments to arrive at Core FFO, including our share of unconsolidated entities:
Adjustments to arrive at Core FFO
Impairment charges
Merger, acquisition and other integration expenses
Losses (gains) on early extinguishment of debt and redemption of preferred stock, net
Net losses (gains) on acquisitions and dispositions of investments in real estate, net of related income taxes
(in thousands)

Three Months Ended June 30,		Six Months Ended June 30,	
	2013	2012	2013	2012
Reconciliation of net earnings (loss) to Adjusted EBITDA				
Net earnings (loss) attributable to common stockholders	$ (1,517)	$ (8,120)	$ 263,899	$ 194,293
Net gains on acquisitions and dispositions of investments in real estate, net	(74,502)	(10,394)	(419,181)	(289,414)
Depreciation and amortization from continuing operations	158,965	178,756	335,454	358,315
Interest expense from continuing operations	92,508	127,582	207,498	260,551
Losses (gains) on early extinguishment of debt	32,608	500	49,959	(4,919)
Current and deferred income tax expense	20,488	8,075	72,354	20,199
Pro forma adjustment (A)	-	-	(29,533)	12,352
Loss (income) attributable to disposal properties and assets held for sale	294	(6,273)	49	(19,051)
NOI attributable to assets held for sale	(43)	995	(39)	2,080
Net earnings (loss) attributable to noncontrolling interest	(7,284)	2,739	4,819	2,857
Preferred stock dividends and loss on preferred stock redemption	3,816	10,049	23,229	20,616
Unrealized foreign currency and derivative losses (gains) and stock compensation expense, net (B)	24,345	(6,664)	37,794	25,884
Impairment charges	-	-	-	19,320
Merger, acquisition and other integration expenses	-	21,186	-	31,914
Adjusted EBITDA, prior to our share of unconsolidated entities	**249,678**	**318,431**	**546,302**	**634,997**
Our share of reconciling items from unconsolidated entities:				
Net losses (gains) on dispositions of investments in real estate, net	(1,394)	(475)	(8,284)	1,338
Depreciation and amortization	41,282	34,444	69,560	65,975
Interest expense	23,640	23,671	45,205	47,394
Losses on early extinguishment of debt	340	5,017	529	5,999
Impairment of real estate properties and other assets	-	1,583	-	1,583
Current income tax expense	2,917	1,698	4,943	3,241
Unrealized losses (gains) and deferred income tax expense (benefit)	17,541	(1,681)	17,327	(3,218)
Adjusted EBITDA	**$ 334,004**	**$ 382,688**	**$ 675,582**	**$ 757,309**

Copyright © 2013 Prologis
Supplemental 2Q 2013
Financial Information
EBITDA Reconciliation

(in thousands)
(A) Adjustments during 2013 include the effects  of Nippon Prologis REIT, Inc. (“NPR”) and Prologis European Logistics Partners Sarl (“PELP”) as if  we made the first quarter contribution at the beginning of the year (i.e. removing actual NOI recognized and replacing with an estimate of our share of NOI and fees).  Adjustments during 2012 include the effects of Prologis North
American Industrial Fund II and Prologis California to reflect NOI for the full period.
(B) Second quarter 2013 includes the investment management expense related to the promote earned as the promote revenue is not included in Adjusted EBITDA.

Financial Information

Pro-rata Balance Sheet Information

(in thousands)

Supplemental 2Q 2013

Pro-rata Balance Sheet Information as of June 30, 2013	Consolidated	Less Non Controlling Interest	Plus PLD Share of Unconsolidated Co-Investment Ventures	PLD Total Share	Investors' Share of Ventures	Total Owned and Managed
Assets:						
Investments in real estate assets:						
Gross operating properties	$ 17,755,655	$ (513,608)	$ 6,366,043	$ 23,608,090	$ 16,110,884	$ 39,718,974
Other real estate	3,143,210	(39,244)	147,449	3,251,415	436,001	3,687,416
Less accumulated depreciation	(2,422,909)	22,284	(463,064)	(2,863,689)	(1,225,042)	(4,088,731)
Net investments in properties	18,475,956	(530,568)	6,050,428	23,995,816	15,321,843	39,317,659
Investments in unconsolidated entities	3,884,766	(63,811)	(3,820,955)	-	63,811	63,811
Other assets	1,676,846	(192,549)	354,506	1,838,803	580,246	2,419,049
Total assets	**$ 24,037,568**	**$ (786,928)**	**$ 2,583,979**	**$ 25,834,619**	**$ 15,965,900**	**$ 41,800,519**
Liabilities and Equity:						
Liabilities:						
Debt	$ 8,417,310	$ (224,799)	$ 2,078,012	$ 10,270,523	$ 6,140,975	$ 16,411,498
Other liabilities	1,297,756	(39,053)	505,967	1,764,670	875,856	2,640,526
Total liabilities	9,715,066	(263,852)	2,583,979	12,035,193	7,016,831	19,052,024
Equity:						
Stockholders' / partners' equity	13,799,426	-	-	13,799,426	8,949,069	22,748,495
Noncontrolling interests	523,076	(523,076)	-	-	-	-
Total equity	14,322,502	(523,076)	-	13,799,426	8,949,069	22,748,495
Total liabilities and equity	**$ 24,037,568**	**$ (786,928)**	**$ 2,583,979**	**$ 25,834,619**	**$ 15,965,900**	**$ 41,800,519**

On this page and the following page, we present balance sheet and income statement information on a pro-rata basis reflecting our proportionate economic ownership of each entity included in our Total Owned and Managed portfolio.

The consolidated amounts shown are derived from, and prepared on a consistent basis with, our consolidated financial statements. The PLD Share of Unconsolidated Co-Investment Ventures column was derived on an entity-by-entity basis by applying our ownership percentage to each line item to calculate our share of that line item. For purposes of balance sheet data, we used our ownership percentage at the end of the period and for operating information, we used our average ownership percentage for the period, consistent with how we calculate our share of net earnings (loss) during the period. We used a similar calculation to derive the noncontrolling interests' share of each line item. In order to present the Total Owned and Managed portfolio, we added our investors' share of each line item in the unconsolidated co-investment ventures and the noncontrolling interests share of each line item to the PLD Total Share.

10

Copyright © 2013 Prologis

Copyright © 2013 Prologis

Financial Information

Pro-rata Operating Information

(in thousands)

Supplemental 2Q 2013

Pro-rata Operating Information for Three Months Ended June 30, 2013	Consolidated	Less Non Controlling Interest	Plus PLD Share of Unconsolidated Co-Investment Ventures	PLD Total Share	Investors' Share of Ventures	Total Owned and Managed
Revenues:						
Rental income	$ 372,737	$ (18,247)	$ 130,239	$ 484,729	$ 331,798	$ 816,527
Investment management income	43,608	(6)	371	43,973	409	44,382
Development management and other income	3,129	-	256	3,385	950	4,335
Total revenues	419,474	(18,253)	130,866	532,087	333,157	865,244
Expenses:						
Rental expenses	112,581	(4,852)	31,880	139,609	82,646	222,255
Investment management expenses	25,006	-	-	25,006	-	25,006
General and administrative expenses	54,909	(1,050)	7,416	61,275	17,946	79,221
Depreciation and amortization	158,965	(6,181)	35,600	188,384	90,632	279,016
Other expenses	6,771	-	551	7,322	1,148	8,470
Total expenses	358,232	(12,083)	75,447	421,596	192,372	613,968
Operating income (loss)	61,242	(6,170)	55,419	110,491	140,785	251,276
Our share of co-investment ventures	92,747	-	(92,747)	-	-	-
Total reconciling items to Adjusted EBITDA	180,015	(7,016)	37,328	210,327	90,560	300,887
Adjusted EBITDA (A)	**$ 334,004**	**$ (13,186)**	**$ -**	**$ 320,818**	**$ 231,345**	**$ 552,163**
Adjusted EBITDA by segment:						
Real Estate Operations NOI	$ 256,514	$ (13,395)	$ 98,064	$ 341,183	$ 248,954	$ 590,137
Investment management NOI	18,602	(6)	371	18,967	409	19,376
Our share of co-investment ventures	92,747	-	(92,747)	-	-	-
General and administrative and other expenses	(33,859)	215	(5,688)	(39,332)	(18,018)	(57,350)
Adjusted EBITDA	**$ 334,004**	**$ (13,186)**	**$ -**	**$ 320,818**	**$ 231,345**	**$ 552,163**

Prologis' Share *(in millions)*

Real Estate Operations NOI
$341.2 (95% of NOI)
Investment Management NOI
$19.0 (5% of NOI)
Value creation from development stabilization
$14.9 (14% margin)
Value creation monetized from development dispositions
$63.8 (34% margin)
0
$100
$200
$300
$400

(A) See reconciliation of Consolidated Net Earnings to Adjusted EBITDA on page 9.

11

Copyright © 2013 Prologis

Region	# of Buildings	Square Feet				Occupied		Leased	
			Total Owned and Managed	Prologis Share	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share	Total Owned and Managed	Prologis Share
Global Markets										
U.S.										
Atlanta	East	119	15,222	12,488	82.0%	3.7%	88.5%	89.4%	88.9%	89.8%
Baltimore/Washington	East	69	8,184	5,427	66.3%	1.6%	95.6%	95.0%	95.6%	95.0%
Central Valley	Northwest	24	8,970	7,127	79.5%	2.1%	90.1%	92.6%	90.1%	92.6%
Central & Eastern PA	East	28	14,349	7,436	51.8%	2.2%	97.8%	97.2%	97.8%	97.2%
Chicago	Central	221	36,457	28,479	78.1%	8.5%	93.1%	94.0%	93.1%	94.0%
Dallas/Ft. Worth	Central	153	22,543	18,486	82.0%	5.4%	92.5%	93.1%	93.8%	94.6%
Houston	Central	78	9,567	6,961	72.8%	2.0%	98.3%	98.9%	98.3%	98.9%
New Jersey/New York City	East	170	21,948	16,230	73.9%	4.8%	95.1%	93.6%	95.1%	93.6%
San Francisco Bay Area	Northwest	236	19,713	16,804	85.2%	4.9%	92.4%	92.3%	92.7%	92.7%
Seattle	Northwest	77	10,255	5,026	49.0%	1.5%	96.2%	96.4%	96.4%	96.9%
South Florida	East	89	10,324	7,348	71.2%	2.2%	94.3%	92.3%	94.3%	92.3%
Southern California	Southwest	299	56,613	45,804	80.9%	13.6%	96.0%	96.3%	96.3%	96.5%
On Tarmac	Various	31	2,598	2,373	91.3%	0.7%	90.4%	89.5%	90.4%	89.5%
Canada	East	19	6,383	5,080	79.6%	1.5%	88.3%	85.4%	90.6%	88.2%
Mexico	Latin America	188	30,238	17,649	58.4%	5.2%	92.3%	91.5%	92.6%	92.0%
Brazil	Latin America	8	2,565	128	5.0%	0.0%	100.0%	100.0%	100.0%	100.0%
Americas total		**1,809**	**275,929**	**202,846**	**73.5%**	**59.9%**	**93.9%**	**93.8%**	**94.2%**	**94.1%**
Belgium	Northern	9	2,016	1,179	58.5%	0.3%	99.6%	99.4%	99.6%	99.4%
France	Southern	126	29,981	15,007	50.1%	4.4%	90.8%	90.6%	91.4%	91.2%
Germany	Northern	89	18,419	7,594	41.2%	2.2%	99.5%	99.3%	99.5%	99.3%
Netherlands	Northern	53	10,836	4,435	40.9%	1.3%	96.1%	96.7%	96.1%	96.7%
Poland	C.E.E.	95	20,567	9,005	43.8%	2.6%	89.1%	87.4%	91.7%	90.2%
Spain	Southern	26	7,125	3,580	50.2%	1.1%	86.4%	88.0%	96.6%	95.9%
United Kingdom	UK	73	17,229	8,243	47.8%	2.4%	97.2%	97.7%	97.2%	97.7%
Europe total		**471**	**106,173**	**49,043**	**46.2%**	**14.3%**	**93.4%**	**93.1%**	**94.8%**	**94.4%**
China	China	25	5,537	2,318	41.9%	0.7%	96.6%	96.2%	96.6%	96.2%
Japan	Japan	44	20,829	9,019	43.3%	2.6%	96.2%	93.4%	96.6%	94.0%
Singapore	Singapore	5	942	942	100.0%	0.3%	100.0%	100.0%	100.0%	100.0%
Asia total		**74**	**27,308**	**12,279**	**45.0%**	**3.6%**	**96.4%**	**94.5%**	**96.7%**	**94.8%**
Total global markets		**2,354**	**409,410**	**264,168**	**64.5%**	**77.8%**	**93.9%**	**93.7%**	**94.5%**	**94.2%**
Regional markets (A)										
Czech Republic - Europe	C.E.E.	29	6,824	3,356	49.2%	1.0%	95.6%	93.7%	98.1%	98.0%
Italy - Europe	Southern	27	8,378	4,783	57.1%	1.4%	85.9%	82.5%	85.9%	82.5%
Denver - Americas	Northwest	33	5,208	4,254	81.7%	1.3%	97.5%	97.0%	97.5%	97.0%
Columbus - Americas	Central	37	9,727	7,763	79.8%	2.3%	94.6%	93.3%	94.6%	93.3%
San Antonio - Americas	Central	50	5,606	4,185	74.7%	1.2%	95.5%	94.9%	96.6%	96.5%
Memphis - Americas	Central	17	6,270	5,474	87.3%	1.6%	99.2%	99.1%	99.2%	99.1%
Cincinnati - Americas	Central	27	6,663	4,142	62.2%	1.2%	98.0%	97.4%	98.0%	97.4%
Sweden - Europe	Northern	10	3,807	1,862	48.9%	0.5%	100.0%	100.0%	100.0%	100.0%
Orlando - Americas	Central	35	4,360	3,425	78.6%	1.0%	87.9%	85.4%	87.9%	85.4%
Hungary - Europe	C.E.E.	30	5,347	2,408	45.0%	0.7%	85.1%	82.8%	85.3%	83.1%
Remaining other regional (6 markets)	Various	137	22,295	15,119	67.8%	4.4%	94.8%	93.0%	95.0%	93.1%
Regional markets total		**432**	**84,485**	**56,771**	**67.2%**	**16.6%**	**94.0%**	**92.9%**	**94.4%**	**93.3%**
Other markets (12 markets)	Various	**200**	**32,249**	**19,147**	**59.4%**	**5.6%**	**90.0%**	**92.3%**	**90.2%**	**92.6%**
Total operating portfolio - owned and managed		**2,986**	**526,144**	**340,086**	**64.6%**	**100.0%**	**93.7%**	**93.5%**	**94.2%**	**94.0%**

Copyright © 2013 Prologis
Supplemental 2Q 2013
Operations Overview
Operating Portfolio – Square Feet, Occupied and Leased

(A)  Selected and ordered by Prologis share of NOI ($).
(square feet in thousands)

Region	Second Quarter NOI				Gross Book Value			
		Total Owned and Managed	Prologis Share ($) (A)	Prologis Share (%) (A)	% of Total	Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Global Markets									
U.S.									
Atlanta	East	$8,221	$6,328	77.0%	1.8%	$685,387	$523,543	76.4%	2.2%
Baltimore/Washington	East	10,163	6,268	61.7%	1.8%	633,396	387,043	61.1%	1.6%
Central Valley	Northwest	7,288	6,035	82.8%	1.7%	472,389	366,778	77.6%	1.5%
Central & Eastern PA	East	12,545	6,241	49.7%	1.8%	807,595	409,858	50.8%	1.7%
Chicago	Central	25,458	19,106	75.0%	5.5%	2,166,270	1,638,921	75.7%	6.8%
Dallas/Ft. Worth	Central	14,366	11,277	78.5%	3.3%	1,053,142	807,269	76.7%	3.4%
Houston	Central	9,095	6,195	68.1%	1.8%	538,518	344,882	64.0%	1.4%
New Jersey/New York City	East	27,115	17,837	65.8%	5.2%	1,937,217	1,304,746	67.4%	5.4%
San Francisco Bay Area	Northwest	27,321	22,886	83.8%	6.6%	1,967,103	1,681,181	85.5%	7.0%
Seattle	Northwest	12,458	5,827	46.8%	1.7%	953,447	469,871	49.3%	2.0%
South Florida	East	12,989	9,124	70.2%	2.6%	1,019,631	755,896	74.1%	3.1%
Southern California	Southwest	61,223	49,634	81.1%	14.4%	5,050,761	4,062,442	80.4%	17.0%
On Tarmac	Various	8,336	7,438	89.2%	2.2%	314,417	275,981	87.8%	1.1%
Canada	East	7,559	5,705	75.5%	1.7%	608,759	480,571	78.9%	2.0%
Mexico	Latin America	29,785	17,203	57.8%	5.0%	1,821,280	1,013,134	55.6%	4.2%
Brazil	Latin America	5,263	263	5.0%	0.1%	241,508	12,075	5.0%	0.1%
Americas total		**279,185**	**197,367**	**70.7%**	**57.2%**	**20,270,820**	**14,534,191**	**71.7%**	**60.5%**
Belgium	Northern	2,853	1,639	57.4%	0.4%	164,915	96,369	58.4%	0.4%
France	Southern	35,613	17,427	48.9%	5.1%	2,407,189	1,184,900	49.2%	4.9%
Germany	Northern	27,413	11,097	40.5%	3.2%	1,582,163	627,169	39.6%	2.6%
Netherlands	Northern	14,908	6,196	41.6%	1.8%	1,010,087	432,769	42.8%	1.8%
Poland	CEE	19,213	8,311	43.3%	2.4%	1,346,617	558,115	41.4%	2.3%
Spain	Southern	8,983	4,693	52.2%	1.4%	547,649	284,521	52.0%	1.2%
United Kingdom	UK	33,184	16,103	48.5%	4.7%	1,951,837	909,901	46.6%	3.8%
Europe total		**142,167**	**65,466**	**46.0%**	**19.0%**	**9,010,457**	**4,093,744**	**45.4%**	**17.0%**
China	China	4,531	1,393	30.7%	0.4%	287,143	90,697	31.6%	0.4%
Japan	Japan	51,297	17,953	35.0%	5.2%	3,749,976	1,488,364	39.7%	6.2%
Singapore	Singapore	2,429	2,429	100.0%	0.7%	144,650	144,650	100.0%	0.6%
Asia total		**58,257**	**21,775**	**37.4%**	**6.3%**	**4,181,769**	**1,723,711**	**41.2%**	**7.2%**
Total global markets		**479,609**	**284,608**	**59.3%**	**82.5%**	**33,463,046**	**20,351,646**	**60.8%**	**84.7%**
Regional markets (B)									
Czech Republic - Europe	CEE	8,157	4,063	49.8%	1.2%	477,692	226,199	47.4%	0.9%
Italy - Europe	Southern	7,596	3,955	52.1%	1.2%	534,145	304,866	57.1%	1.3%
Denver - Americas	Northwest	4,541	3,725	82.0%	1.1%	293,379	243,641	83.0%	1.0%
Columbus - Americas	Central	4,829	3,515	72.8%	1.0%	373,358	288,749	77.3%	1.2%
San Antonio - Americas	Central	4,684	3,470	74.1%	1.0%	259,194	184,510	71.2%	0.8%
Memphis - Americas	Central	3,767	3,371	89.5%	1.0%	208,061	179,841	86.4%	0.7%
Cincinnati - Americas	Central	4,929	2,866	58.1%	0.8%	270,016	152,385	56.4%	0.6%
Sweden - Europe	Northern	5,972	2,780	46.6%	0.8%	354,709	164,916	46.5%	0.7%
Orlando - Americas	Central	3,501	2,580	73.7%	0.7%	278,645	207,437	74.4%	0.9%
Hungary - Europe	CEE	5,823	2,510	43.1%	0.7%	368,812	156,964	42.6%	0.7%
Remaining other regional (6 markets)	Various	17,279	10,730	62.1%	3.1%	1,068,161	664,941	62.3%	2.8%
Regional markets total		**71,078**	**43,565**	**61.3%**	**12.6%**	**4,486,172**	**2,774,449**	**61.8%**	**11.6%**
Other markets (12 markets)	Various	**27,811**	**16,804**	**60.4%**	**4.9%**	**1,638,181**	**900,563**	**55.0%**	**3.7%**
Total operating portfolio - owned and managed		**$578,498**	**$344,977**	**59.6%**	**100.0%**	**$39,587,399**	**$24,026,658**	**60.7%**	**100.0%**

Copyright © 2013 Prologis
Supplemental 2Q 2013
Operations Overview
Operating Portfolio – NOI and Gross Book Value

(A) Prologis’ share of NOI for the properties acquired from Japan Fund I by Prologis and NPR reflect NOI at the time it was earned, based on our share of the actual ownership during the quarter.
We estimate NOI on the properties acquired by NPR based on the results of the properties while owned by Japan Fund I and Prologis.
(B) Selected and ordered by Prologis share of NOI ($).
(dollars in thousands)

# of Buildings	Square Feet				Occupied		Leased	
		Total Owned and Managed	Prologis Share	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share	Total Owned and Managed	Prologis Share
Consolidated									
Americas	1,525	235,034	235,034	100.0%	69.1%	93.7%	93.7%	94.0%	94.0%
Europe	78	16,333	16,333	100.0%	4.8%	89.8%	89.8%	90.8%	90.8%
Asia	36	9,599	9,599	100.0%	2.8%	93.5%	93.5%	93.9%	93.9%
Total operating portfolio - consolidated	**1,639**	**260,966**	**260,966**	**100.0%**	**76.7%**	**93.4%**	**93.4%**	**93.8%**	**93.8%**
Unconsolidated									
Americas	799	127,639	28,413	22.3%	8.4%	93.8%	93.8%	93.9%	93.9%
Europe	510	119,829	48,027	40.1%	14.1%	93.6%	93.3%	94.8%	94.6%
Asia	38	17,710	2,680	15.1%	0.8%	98.0%	98.0%	98.2%	98.2%
Total operating portfolio - unconsolidated	**1,347**	**265,178**	**79,120**	**29.8%**	**23.3%**	**94.0%**	**93.6%**	**94.6%**	**94.5%**
Total									
Americas	2,324	362,673	263,447	72.6%	77.5%	93.7%	93.7%	94.0%	94.0%
Europe	588	136,162	64,360	47.3%	18.9%	93.1%	92.4%	94.4%	93.6%
Asia	74	27,309	12,279	45.0%	3.6%	96.4%	94.5%	96.7%	94.8%
Total operating portfolio - owned and managed	**2,986**	**526,144**	**340,086**	**64.6%**	**100.0%**	**93.7%**	**93.5%**	**94.2%**	**94.0%**
Value added properties - consolidated	13	2,006	2,006	100.0%		47.0%	47.0%	47.0%	47.0%
Value added properties - unconsolidated	6	783	187	23.9%		34.6%	34.6%	51.2%	51.2%
Total owned and managed	**3,005**	**528,933**	**342,279**	**64.7%**		**93.4%**	**93.2%**	**94.0%**	**93.7%**

	Second Quarter NOI				Gross Book Value			
	Total Owned and Managed	Prologis Share ($) (A)	Prologis Share (%) (A)	% of Total	Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Consolidated								
Americas	$211,869	$211,869	100.0%	61.3%	$15,130,803	$15,130,803	100.0%	63.0%
Europe	20,218	20,218	100.0%	5.9%	1,256,671	1,256,671	100.0%	5.2%
Asia	17,327	15,113	87.2%	4.4%	1,284,604	1,284,604	100.0%	5.4%
Total operating portfolio - consolidated	**$249,414**	**$247,200**	**99.1%**	**71.6%**	**$17,672,078**	**$17,672,078**	**100.0%**	**73.6%**
Unconsolidated								
Americas	$132,069	$29,171	22.1%	8.5%	$9,165,482	$2,051,738	22.4%	8.5%
Europe	156,085	61,944	39.7%	18.0%	9,852,674	3,863,735	39.2%	16.1%
Asia	40,930	6,662	16.3%	1.9%	2,897,165	439,107	15.2%	1.8%
Total operating portfolio - unconsolidated	**$329,084**	**$97,777**	**29.7%**	**28.4%**	**$21,915,321**	**$6,354,580**	**29.0%**	**26.4%**
Total								
Americas	$343,938	$241,040	70.1%	69.8%	$24,296,285	$17,182,541	70.7%	71.5%
Europe	176,303	82,162	46.6%	23.9%	11,109,345	5,120,406	46.1%	21.3%
Asia	58,257	21,775	37.4%	6.3%	4,181,769	1,723,711	41.2%	7.2%
Total operating portfolio - owned and managed	**$578,498**	**$344,977**	**59.6%**	**100.0%**	**$39,587,399**	**$24,026,658**	**60.7%**	**100.0%**
Value added properties - consolidated	419	419	100.0%		83,577	83,577	100.0%	
Value added properties - unconsolidated	167	40	24.0%		47,998	11,463	23.9%	
Total owned and managed	**$579,084**	**$345,436**	**59.7%**		**$39,718,974**	**$24,121,698**	**60.7%**

Copyright © 2013 Prologis
Supplemental 2Q 2013

(A) Prologis’ share of NOI for the properties acquired from Japan Fund I by Prologis and NPR reflect NOI at the time it was earned, based on our share of the actual ownership during the quarter.
We estimate NOI on the properties acquired by NPR based on the results of the properties while owned by Japan Fund I and Prologis.
Operations Overview
Operating Portfolio – Summary by Division
(square feet and dollars in thousands)

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

Copyright © 2013 Prologis
Supplemental 2Q 2013
Copyright © 2013 Prologis
Supplemental 2Q 2013
Operations Overview
Operating Metrics – Owned and Managed

(A)   Turnover costs per foot represent expected costs based on the leases signed during the quarter.
(square feet and dollars in thousands)
End
Q3 2012 Q4 2012 Q1 2013 Q2 2013
a
2,279 3,772 3,787 2,389
New leases 12,102 11,571 9,688 9,713
Renewals 24,599 25,118 22,374 24,148
36,701 36,689 32,062 33,861
38,980 40,461 35,849 36,250
45 44 45 49
Rent change on rollover (1.7%) (2.1%) 2.0% 4.0%
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Square feet of leases signed:
Leasing Activity
Total square feet of leases signed
Properties under development
Operating portfolio:
Square feet of leases signed in the operating porfolio
Average term of leases signed (months)
93.3%
92.0%
96.5%
93.1%
94.2%
93.0%
96.9%
94.0%
93.8%
92.9%
97.1%
93.7% 93.7%
93.1%
96.4%
93.7%
85%
90%
95%
100%
Total
Asia
Americas
Europe
Q3 2012   Q4 2012   Q1 2013   Q2 2013
Q3 2012   Q4 2012   Q1 2013   Q2 2013 Q3 2012   Q4 2012   Q1 2013   Q2 2013
Q3 2012   Q4 2012   Q1 2013   Q2 2013
60%
65%
70%
75%
80%
85%
90%
Q3 2012 Q4 2012 Q1 2013 Q2 2013
Weighted Average Customer Retention
87.5%
87.3%
78.0%
84.6%
9.1%
8.8%
8.7%
7.8%
0%
2%
4%
6%
8%
10%
12%
$1.25
$1.35
$1.45
$1.55
$1.65
$1.75
Q3 2012 Q4 2012 Q1 2013 Q2 2013
$1.50
$ 1.41
$1.38
$1.36
-1.7%
-2.1%
2.0%
4.0%
-5.0%
-3.0%
-1.0%
1.0%
3.0%
5.0%
Q3 2012 Q4 2012 Q1 2013 Q2 2013
Rent Change on Rollover
Turnover Costs (per square foot) (A) -
Value of Lease (%)
Period Ending Occupancy by Division

Copyright © 2013 Prologis
Supplemental 2Q 2013
Operations Overview
Operating Metrics – Owned and Managed

(A)   See the Notes and Definitions for further explanations.
(B)   Turnover costs represent costs incurred during the quarter.
(square feet and dollars in thousands)
Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2012 Q4 2012 Q1 2013 Q2 2013
33,704 $    47,517 $    18,264 $    25,046 $    514,031 501,957 510,295 508,242
0.06 $             0.09 $             0.03 $             0.05 $
Rental income 2.3% 1.8% 2.7% 1.4%
31,515 36,715 27,241 34,915 Rental expenses 1.1% 6.8% 9.1% 3.5%
21,483 25,166 18,344 26,827 Net operating income - GAAP 2.7% 0.1% 0.3% 0.7%
Total turnover costs (B) 52,998 61,881 45,585 61,742 Net operating income - adjusted cash 3.0% 0.8% 1.8% (0.4%)
86,702 $    109,398 $  63,849 $    86,788 $    Average occupancy 2.3% 2.1% 1.6% 1.9%
Trailing four quarters - % of gross NOI 12.7% 13.9% 14.0% 14.8%
72.0% 75.4% 75.3% 75.9%
62,428 $    82,488 $    48,076 $    65,895 $
`
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  Same Store Information (A)
Prologis share
Weighted average ownership percent
$ per square foot
Total capital expenditures
Leasing commissions
Property improvements
Tenant improvements
  Capital Expenditures Incurred
Square feet of population
Percentage change:
$0.05
$0.06
$0.06
$0.06
$-
$0.01
$0.02
$0.03
$0.04
$0.05
$0.06
$0.07
$0.08
$0.09
$0.10
Q3 2012 Q4 2012 Q1 2013 Q2 2013
Property Improvements by Square Foot
(trailing four quarters)

Copyright © 2013 Prologis
Supplemental 2Q 2013
Operations Overview
Customer Information – Owned and Managed

1 DHL 1.8% 11,882        Month to month customers $ 52,029       1.9% 10,437        2.1%
2 CEVA Logistics 1.3% 6,686          2013 147,264     5.5% 29,316        5.9%
3 Kuehne + Nagel 1.1% 5,871          2014 439,166     16.4% 84,326        17.1%
4 Amazon.com, Inc. 1.1% 4,678          2015 470,998     17.6% 90,142        18.3%
5 Geodis 0.9% 5,517          2016 398,726     14.9% 77,213        15.7%
6 Home Depot, Inc. 0.9% 4,177          2017 349,745     13.1% 64,197        13.0%
7 FedEx Corporation 0.8% 2,372          Thereafter 818,138     30.6% 137,417      27.9%
8 Hitachi Ltd 0.8% 2,148          Total $ 2,676,066 100% 493,048 100%
9 United States Government 0.8% 1,483
10 PepsiCo 0.7% 4,883
10.2% 49,697
11 Tesco PLC 0.6% 2,693
12 Panasonic Co., Ltd. 0.6% 2,192          Month to month customers $ 38,494       2.3% 7,299          2.3%
13 Panalpina, Inc. 0.6% 2,457          2013 97,579       5.9% 19,205        6.0%
14 Sagawa Express 0.5% 1,120          2014 275,517     16.5% 55,881        17.6%
15 Wal-Mart Stores, Inc. 0.5% 2,655          2015 292,330     17.5% 58,171        18.3%
16 ND Logistics 0.5% 2,481          2016 255,952     15.4% 51,539        16.2%
17 Nippon Express Group 0.5% 1,359          2017 218,254     13.1% 40,777        12.8%
18 APL (Neptune Orient Lines) 0.5% 3,805          Thereafter 488,249 29.3% 85,027 26.8%
19 National Distribution Centers LP 0.4% 3,361          Total $ 1,666,375 100% 317,899 100%
20 LG Electronics, Inc. 0.4% 2,540
21 UPS SCS (United Parcel Service Inc.) 0.4% 2,139
22 La Poste 0.4% 1,278
23 DB Schenker 0.4% 2,397
24 Bayerische Motoren Werke Ag (BMW) 0.4% 1,916
25 Cal Cartage/Brookvale 0.4% 1,266
17.3% 83,356
Top 10 Customers
Top 25 Customers
   Lease Expirations - Operating Portfolio - Prologis Share
Year
Annual Base
Rent
Percentage
of Total
Occupied
Square Feet
Percentage
of Total
Percentage
of Total
   Top Customers    Lease Expirations - Operating Portfolio - Owned and Managed
Year
Percentage
of Total
% of Annual
Base Rent
Total Square
Feet
Occupied
Square Feet
Annual Base
Rent
(square feet and dollars in thousands)

Copyright © 2013 Prologis
Supplemental 2Q 2013
Capital Deployment
Dispositions and Contributions

(A) Prologis share reflects our effective ownership. For contributions, this amount reflects net cash proceeds to Prologis (net of units received for partial consideration).
(B)      This is a consolidated fund.
(C) During the second quarter of 2013, Prologis acquired the noncontrolling interest in this venture.  As of June 30, 2013, all remaining assets and liabilities are wholly owned.
(D) In connection with the wind down of this fund, in June 2013 all the properties owned by this fund were acquired by Prologis or NPR.  As of June 30, 2013, there are no more properties remaining in this venture.
(square feet and dollars in thousands)
Prologis wholly owned
150             150                  $12,083 $12,083 100.0% 346             346                  $27,452 $27,452 100.0%
Prologis AMS (B) -                  -                        -                        -                        -                      229             88                     20,600              7,929               38.5%
Prologis Institutional Alliance Fund II (B) (C) 1,012          285                  84,993              23,955              28.2% 1,012          285                  84,993              23,955             28.2%
Prologis North American Industrial Fund
218             50                     7,050                1,626                23.1% 218             50                     7,050                1,626               23.1%
Prologis Targeted U.S. Logistics Fund
104             25                     28,003              6,688                23.9% 104             25                     28,003              6,688               23.9%
Total Americas 1,484          510                  132,129            44,352              33.6% 1,909          794                  168,098            67,650             40.2%
Prologis wholly owned 301             301                  30,941              30,941              100.0% 301             301                  30,941              30,941             100.0%
Total Europe
301             301                  30,941              30,941              100.0% 301             301                  30,941              30,941             100.0%
Asia
Prologis wholly owned
-                  -                        -                        -                        -                      -                  -                        -                        -                        -
Prologis Japan Fund 1 (D) 543             109                  108,117            21,623              20.0% 1,094          219                  222,157            44,431             20.0%
Total Asia 543             109                  108,117            21,623              20.0% 1,094          219                  222,157            44,431             20.0%
Total Third Party Building Dispositions
2,328          920                  $271,187 $96,916 35.7% 3,304          1,314               $421,196 $143,022 34.0%
Brazil Fund and joint ventures
-                  -                        $0 $0 -                      823             206                  $97,383 $24,346 25.0%
Prologis Mexico Fondo Logistico 745             745                  49,429              39,543              80.0% 745             745                  49,429              39,543             80.0%
Total Americas
745             745                  49,429              39,543              80.0% 1,568          951                  146,812            63,889             43.5%
Prologis Targeted Europe Logistics Fund
-                  -                        -                        -                        -                      571             571                  39,722              26,872             67.7%
Prologis European Logistics Partners (PELP) -                  -                        -                        -                        -                      48,743        48,743             3,074,924         1,537,462        50.0%
Total Europe
-                  -                        -                        -                        0.0% 49,314        49,314             3,114,646         1,564,334        50.2%
Asia
Nippon Prologis REIT (NPR)
1,024          1,024               232,609            197,718            85.0% 10,597        10,597             2,095,442         1,781,126        85.0%
Total Asia 1,024          1,024               232,609            197,718            85.0% 10,597        10,597             2,095,442         1,781,126        85.0%
1,769          1,769               $282,038 $237,261 84.1% 61,479        60,862             $5,356,900 $3,409,349 63.6%
4,097          2,689               $553,225 $334,177 60.4% 64,783        62,176             $5,778,096 $3,552,371 61.5%
10,866              10,866              100.0% 62,955              62,955             100.0%
3,151                2,611                82.9% 3,856                3,316               86.0%
$567,242 $347,654 61.3% $5,844,907 $3,618,642 61.9%
5.6% 6.5%
Weighted average stabilized cap rate on building dispositions and contributions
Grand Total Dispositions and Contributions
Europe
Square Feet
Q2 2013
Land dispositions
Other real estate dispositions
Americas
Europe
Total Contributions and Dispositions to Co-Investment Ventures
Total Building Dispositions and Contributions
Building Contributions and Dispositions to Co-Investment Ventures
Third Party Building Dispositions
Americas
YTD 2013
Prologis Share
of Proceeds (%)
(A)
Prologis Share
of Square Feet
Prologis Share
of Proceeds (%)
(A)
Total Proceeds
Prologis Share
of Proceeds ($)
Square Feet
Prologis Share
of Square Feet
Prologis Share
of Proceeds ($)
Total Proceeds

Copyright © 2013 Prologis
Supplemental 2Q 2013
Capital Deployment
Third Party Building Acquisitions and Equity Invested in Co-Investment Ventures
Prologis Share of Prologis Share of
Acquisition
Cost (%) (A)
Acquisition
Cost (%) (A)
Third Party Building Acquisitions
Prologis wholly owned 1,083                  1,083             $  50,168 $  50,168 100.0% 1,134                  1,134             $  53,291 $  53,291 100.0%
Prologis Targeted U.S. Logistics Fund 889                      212                41,384                 9,882                        23.9% 889                      212                41,384                 9,882                        23.9%
Total Americas 1,972                  1,295             91,552                 60,050                      65.6% 2,023                  1,346             $  94,675 $  63,173 66.7%
Prologis European Properties Fund II 137                      45                  10,331                 3,419                        33.1% 268                      84                  21,299                 6,676                        31.3%
Total Europe 137                      45                  10,331                 3,419                        33.1% 268                      84                  21,299                 6,676                        31.3%
Asia -                           -                      -                            -                               -                            -                           -                      -                            -                               -
2,109                  1,340             $  101,883 $  63,469 62.3% 2,291                  1,430             $  115,974 $  69,849 60.2%
7.2% 7.4%
Before After (B) Before After (B)
Prologis Institutional Alliance Fund II $  274,326 28.2% 100.0% $  274,326 28.2% 100.0%
Prologis Targeted Europe Logistics Fund 65,565                32.4% 38.8% 65,565                32.4% 38.8%
Prologis European Properties Fund II 69,823                30.7% 33.1% 89,974                29.7% 33.1%
$  409,714 $  429,865
Total Equity Invested in Co-Investment
Ventures
Q2 2013 YTD 2013
Prologis Share of
Acquisition Cost ($)
Prologis Share
of Square
Feet
Square Feet Acquisition Cost
Prologis Share of
Acquisition Cost ($)
Acquisition Cost Square Feet
Americas
Weighted average stabilized cap rate
Prologis Share
of Square
Feet
Total Third Party Building Acquisitions
Europe
YTD 2013
Total Equity
Invested
Ownership
Q2 2013
Ownership
Total Equity
Invested Equity Invested in Co-Investment Ventures
(square feet and dollars in thousands)
(A) Prologis share reflects our effective ownership.
(B) May include the impact of other equity investments by our partners.

Copyright © 2013 Prologis
Supplemental 2Q 2013
Capital Deployment
Development Starts – Current Quarter

Square Feet
Total Expected
Investment
Cost Per
Square Foot
Leased % at
Start Square Feet
Total Expected
Investment
Cost Per
Square Foot
Leased % at
Start Square Feet
Total Expected
Investment
Americas
1,619 $105,857 $65 44.2% 1,619 $105,857 $65 44.2% 100.0% 100.0%
Total Americas 1,619 105,857 65 44.2% 1,619 105,857 65 44.2% 100.0% 100.0%
Europe
573 35,304 62 100.0% 573 35,304 62 100.0% 100.0% 100.0%
Prologis European Properties Fund II 120 9,207 77 100.0% 40 3,047 77 100.0% 33.1% 33.1%
693 44,511 64 100.0% 613 38,351 63 100.0% 88.5% 86.2%
Asia
838 143,412 171 0.0% 838 143,412 171 0.0% 100.0% 100.0%
Prologis China Logistics Venture I 1,762 91,545 52 25.7% 264 13,732 52 25.7% 15.0% 15.0%
2,600 234,957 90 17.4% 1,102 157,144 143 6.2% 42.4% 66.9%
Total 4,912               $385,325 $78 37.9% 3,334               $301,352 $90 41.9% 67.9% 78.2%
Weighted average estimated stabilized yield 7.1%
$27,377
Weighted average estimated cap rate at stabilization 6.2%
$53,724
Estimated development margin 13.9%
Prologis share of value creation on development starts (B) 79.4%
Prologis share of value creation on development starts (B) $42,670
Prologis share of value creation realized on VACs (B)
$72,330
Total Prologis share of estimated and realized value creation this quarter
Pro forma NOI
Estimated value creation (B)
Total Asia
Total Q2 2013
Consolidated
Prologis Share - Q2 Prologis Share (%) - Q2 (A)
Consolidated
Total Europe
Consolidated
(in thousands, except percent and per square foot)
(A) Prologis share reflects our effective ownership.
(B) Value Creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

Total YTD 2013				Prologis Share - YTD 2013				Prologis Share (%) - YTD 2013 (A)	
	Square Feet	Total Expected Investment	Cost Per Square Foot	Leased % at Start	Square Feet	Total Expected Investment	Cost Per Square Foot	Leased % at Start	Square Feet	Total Expected Investment
Americas										
Consolidated	4,289	$227,911	$53	75.1%	4,289	$227,911	$53	75.1%	100.0%	100.0%
Brazil Fund and joint ventures	1,197	126,870	106	0.0%	299	31,718	106	0.0%	25.0%	25.0%
Total Americas	5,486	354,781	65	58.7%	4,588	259,629	57	70.2%	83.6%	73.2%
Europe										
Consolidated	573	35,304	62	100.0%	573	35,304	62	100.0%	100.0%	100.0%
Prologis European Properties Fund II	120	9,207	77	100.0%	40	3,047	77	100.0%	33.1%	33.1%
Total Europe	693	44,511	64	100.0%	613	38,351	63	100.0%	88.5%	86.2%
Asia										
Consolidated	1,284	207,658	162	0.0%	1,284	207,658	162	0.0%	100.0%	100.0%
Prologis China Logistics Venture I	1,762	91,545	52	25.7%	264	13,732	52	25.7%	15.0%	15.0%
Total Asia	3,046	299,203	98	14.8%	1,548	221,390	143	4.4%	50.8%	74.0%
Total	**9,225**	**$698,495**	**$76**	**47.3%**	**6,749**	**$519,370**	**$77**	**57.8%**	**73.2%**	**74.4%**

Weighted average estimated stabilized yield	7.7%
Pro forma NOI	$53,831
Weighted average estimated cap rate at stabilization	6.6%
Estimated value creation (B)	$122,034
Estimated development margin	17.5%
Prologis share of estimated value creation on development starts (B)	66.7%
Prologis share of estimated value creation on development starts (B)	$81,379

$299,203
43%
$354,781
51%
$44,511
6%

$179,125
26%
$519,370
74%

$200,636
29%
$497,859
71%

Copyright © 2013 Prologis
Supplemental 2Q 2013
$-
$200,000
$400,000
$600,000
$800,000
$1,000,000
$1,200,000
$1,400,000
$1,600,000
$1,800,000
2009 2010 2011 2012 YTD 2013
Americas Europe Asia
Capital Deployment
Development Starts – Year to Date

(A) Prologis share reflects our effective ownership.
(B) Value Creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.
Year to Date 2013 Development Starts
Historical Development Starts (TEI)
(in thousands, except percent and per square foot)
$313,877
$758,905
$1,016,763
$1,552,785
Speculative Build to Suit
$698,495
Partners’ Share Prologis Share Europe Americas Asia

Pre-Stabilized Developments		Under Development: 2013 Expected Completion		Under Development: 2014 and thereafter Expected Completion		Under Development: Total Under Development		Total Development Portfolio			
	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	TEI $	Prologis share of TEI $	% of Total	Leased %
Consolidated												
U.S.												
Central	936	$42,440	366	$ 18,743	1,225	$49,458	1,591	$68,201	$ 110,641	$ 110,641	6.2%	63.0%
East	272	25,169	805	51,472	1,782	183,389	2,587	234,861	260,030	260,030	14.6%	43.9%
Northwest	-	-	1,258	134,268	-	-	1,258	134,268	134,268	134,268	7.5%	80.9%
Southwest	-	-	801	49,002	-	-	801	49,002	49,002	49,002	2.7%	0.0%
U.S. Total	1,208	67,609	3,230	253,485	3,007	232,847	6,237	486,332	553,941	553,941	31.0%	51.9%
Canada	-	-	910	102,398	-	-	910	102,398	102,398	102,398	5.8%	0.0%
Latin America	414	23,351	574	35,067	-	-	574	35,067	58,418	58,418	3.3%	35.1%
Americas total	**1,622**	**90,960**	**4,714**	**390,950**	**3,007**	**232,847**	**7,721**	**623,797**	**714,757**	**714,757**	**40.1%**	**45.1%**
Europe												
Central Europe	466	28,029	573	35,304	-	-	573	35,304	63,333	63,333	3.6%	100.0%
United Kingdom	-	-	397	37,935	-	-	397	37,935	37,935	37,935	2.1%	100.0%
Europe total	**466**	**28,029**	**970**	**73,239**	**-**	**-**	**970**	**73,239**	**101,268**	**101,268**	**5.7%**	**100.0%**
Asia												
Japan	-	-	2,552	327,512	2,023	295,131	4,575	622,643	622,643	622,643	34.9%	55.8%
China	-	-	568	24,293	-	-	568	24,293	24,293	24,293	1.4%	77.0%
Asia total	**-**	**-**	**3,120**	**351,805**	**2,023**	**295,131**	**5,143**	**646,936**	**646,936**	**646,936**	**36.3%**	**58.1%**
Total global markets	**2,088**	**118,989**	**8,804**	**815,994**	**5,030**	**527,978**	**13,834**	**1,343,972**	**1,462,961**	**1,462,961**	**82.1%**	**54.2%**
Regional and other markets												
Americas	486	21,154	767	28,041	715	24,227	1,482	52,268	73,422	73,422	4.1%	75.3%
Europe	260	14,604	-	-	-	-	-	-	14,604	14,604	0.8%	69.8%
Total regional and other markets	**746**	**35,758**	**767**	**28,041**	**715**	**24,227**	**1,482**	**52,268**	**88,026**	**88,026**	**4.9%**	**74.6%**
Total consolidated development portfolio	**2,834**	**154,747**	**9,571**	**844,035**	**5,745**	**552,205**	**15,316**	**1,396,240**	**1,550,987**	**1,550,987**	**87.0%**	**56.7%**
Unconsolidated												
Prologis Targeted U.S. Logistics Fund	272	32,752	-	-	-	-	-	-	32,752	7,823	0.4%	0.0%
Brazil Fund and joint ventures	356	28,784	2,055	204,208	621	60,736	2,676	264,944	293,728	146,864	8.2%	48.8%
Prologis Targeted Europe Logistics Fund	266	35,441	-	-	-	-	-	-	35,441	13,734	0.8%	82.3%
Prologis European Logistics Partners	-	-	-	-	262	16,403	262	16,403	16,403	8,201	0.5%	100.0%
Prologis European Properties Fund II	-	-	-	-	120	9,207	120	9,207	9,207	3,047	0.2%	100.0%
Prologis China Logistics Venture I	-	-	598	34,416	2,840	151,307	3,438	185,723	185,723	27,859	1.6%	13.1%
Nippon Prologis REIT	1,024	154,655	-	-	-	-	-	-	154,655	23,461	1.3%	83.0%
Total unconsolidated development portfolio	1,918	251,632	2,653	238,624	3,843	237,653	6,496	476,277	727,909	230,989	13.0%	**40.2%**
Total development portfolio - owned & managed	**4,752**	**$ 406,379**	**12,224**	**$ 1,082,659**	**9,588**	**$ 789,858**	**21,812**	**$ 1,872,517**	**$ 2,278,896**	**$ 1,781,976**	**100.0%**	**51.5%**
Total development portfolio - Prologis share	3,335	$ 214,157	10,688	$ 951,302	6,652	$ 616,517	17,340	$ 1,567,819	$ 1,781,976			**55.6%**
Total development portfolio - Prologis share (%)	70.2%	52.7%	87.4%	87.9%	69.4%	78.1%	79.5%	83.7%	78.2%			
Cost to complete		$ 42,750		$ 298,211		$ 516,084		$ 814,295	$ 857,045			
Prologis share of cost to complete		$ 34,152		$ 261,926		$ 390,898		$ 652,824	$ 686,976			
Percent build to suit (based on Prologis share)		8.0%		66.1%		14.3%		45.8%	41.2%			
Leased percent		44.1%		66.0%		36.6%		53.1%	51.5%			
Weighted average estimated stabilized yield												
Americas		8.2%		7.9%		7.5%		7.8%	7.8%			
Europe		6.9%		8.4%		8.4%		8.4%	7.8%			
Asia		8.0%		7.8%		7.0%		7.4%	7.5%			
Total		7.9%		7.9%		7.3%		7.6%	7.7%			
Pro forma NOI									$ 174,998			
Weighted average estimated cap rate at stabilization									6.3%			
Estimated value creation (A)									$ 486,461			
Estimated development margin									21.3%			
Prologis share of estimated value creation (A)									$ 363,865			
Prologis share of estimated value creation (A)									74.8%

Copyright © 2013 Prologis
Supplemental 2Q 2013
Capital Deployment
Development Portfolio

(in thousands, except percent)
(A) Value creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

Land by Market	Region	Acres: Total Owned & Managed	Acres: Prologis Share	Acres: Prologis Share (%)	Acres: Estimated Build Out Potential (sq ft) (A)	Current Book Value: Total Owned & Managed	Current Book Value: Prologis Share ($)	Current Book Value: Prologis Share (%)	Current Book Value: % of Total
Global markets									
U.S.									
Atlanta	East	613	613	100.0%	8,655	$ 26,346	$ 26,346	100.0%	1.5%
Baltimore/Washington	East	106	106	100.0%	1,290	13,610	13,610	100.0%	0.8%
Central Valley	Northwest	1,156	1,156	100.0%	20,760	39,283	39,283	100.0%	2.3%
Central & Eastern PA	East	311	311	100.0%	3,984	31,093	31,093	100.0%	1.8%
Chicago	Central	541	541	100.0%	9,974	50,991	50,991	100.0%	2.9%
Dallas/Ft. Worth	Central	344	344	100.0%	5,867	22,445	22,445	100.0%	1.3%
Houston	Central	80	80	100.0%	1,198	8,895	8,895	100.0%	0.5%
New Jersey/New York City	East	278	278	100.0%	3,806	104,443	104,443	100.0%	6.0%
South Florida	East	341	341	100.0%	5,794	145,677	145,677	100.0%	8.4%
Southern California	Southwest	782	782	100.0%	15,564	175,971	175,971	100.0%	10.1%
Canada	Canada	179	179	100.0%	3,435	57,822	57,822	100.0%	3.3%
Mexico	Mexico	866	866	100.0%	16,117	172,919	172,919	100.0%	9.9%
Brazil	Brazil	264	132	50.0%	3,872	54,707	27,354	50.0%	1.6%
Americas total		**5,861**	**5,729**	**97.7%**	**100,316**	**904,202**	**876,849**	**97.0%**	**50.4%**
Belgium	Northern	30	30	100.0%	639	10,190	10,190	100.0%	0.6%
France	Southern	503	503	100.0%	9,065	89,670	89,670	100.0%	5.2%
Germany	Northern	116	116	100.0%	2,445	22,250	22,250	100.0%	1.3%
Netherlands	Northern	68	68	100.0%	1,823	68,068	68,068	100.0%	3.9%
Poland	C.E.E.	738	738	100.0%	13,523	88,474	88,474	100.0%	5.1%
Spain	Southern	100	100	100.0%	2,021	15,812	15,812	100.0%	0.9%
United Kingdom	UK	941	941	100.0%	13,889	233,875	233,875	100.0%	13.4%
Europe total		**2,496**	**2,496**	**100.0%**	**43,405**	**528,339**	**528,339**	**100.0%**	**30.4%**
China	China	92	30	32.6%	2,151	20,440	10,411	50.9%	0.6%
Japan	Japan	86	86	100.0%	3,817	70,241	70,241	100.0%	4.0%
Asia total		**178**	**116**	**65.2%**	**5,968**	**90,681**	**80,652**	**88.9%**	**4.6%**
Total global markets		**8,535**	**8,341**	**97.7%**	**149,689**	**1,523,222**	**1,485,840**	**97.5%**	**85.4%**
Regional markets (B)									
Czech Republic - Europe	C.E.E.	247	247	100.0%	4,056	40,896	40,896	100.0%	2.4%
Hungary - Europe	C.E.E.	338	338	100.0%	5,686	37,679	37,679	100.0%	2.2%
Italy - Europe	Southern	107	107	100.0%	2,451	32,292	32,292	100.0%	1.9%
Central Florida - Americas	East	137	137	100.0%	1,999	28,455	28,455	100.0%	1.6%
Slovakia - Europe	C.E.E.	95	95	100.0%	2,093	15,639	15,639	100.0%	1.0%
Denver - Americas	Northwest	66	66	100.0%	1,231	9,142	9,142	100.0%	0.5%
Memphis - Americas	Central	165	165	100.0%	2,859	6,833	6,833	100.0%	0.4%
Columbus - Americas	Central	142	142	100.0%	2,306	4,238	4,238	100.0%	0.2%
Phoenix - Americas	Southwest	42	42	100.0%	707	4,016	4,016	100.0%	0.2%
Indianapolis - Americas	Central	39	39	100.0%	655	1,973	1,973	100.0%	0.1%
Cincinnati - Americas	Central	15	15	100.0%	218	1,507	1,507	100.0%	0.1%
Total regional markets		**1,393**	**1,393**	**100.0%**	**24,259**	**183,670**	**183,670**	**100.0%**	**10.6%**
Total other markets (10 markets)	Various	**802**	**802**	**100.0%**	**13,704**	**70,197**	**70,197**	**100.0%**	**4.0%**
Total land portfolio - owned and managed		**10,730**	**10,536**	**98.2%**	**187,652**	**$ 1,777,089**	**$ 1,739,707**	**97.9%**	**100.0%**
Original Cost Basis						**$ 2,826,829**	**$ 2,789,876**

Copyright © 2013 Prologis
Supplemental 2Q 2013
Capital Deployment
Land Portfolio – Owned and Managed

(A) Represents estimated finished square feet available for rent upon completion of an industrial building on existing parcels of land.
(B) Ordered by our share of current book value.
(square feet and dollars in thousands)

Copyright © 2013 Prologis
Supplemental 2Q 2013
Capital Deployment
Land Portfolio – Summary and Roll Forward

Investment at
Acres % of Total June 30, 2013 % of Total
6,887                            64.1% 954,824 $                     53.7%
Brazil Fund and joint ventures 264                               2.5% 54,707 3.1%
Total Americas 7,151                            66.6% 1,009,531                     56.8%
3,401                            31.7% 676,877                        38.1%
104 1.0% 78,882 4.4%
Prologis China Logistics Venture 1 74 0.7% 11,799 0.7%
Total Asia 178                               1.7% 90,681                          5.1%
10,730                          100.0% 1,777,089 $                 100.0%
Americas Europe Asia Total
1,061,206 $                 669,696 $                     135,621 $                     1,866,523 $
Acquisitions 4,472 - 20,814 25,286
Dispositions (3,488) (4,218) - (7,706)
Development starts (45,135) (6,682) (63,554) (115,371)
Infrastructure costs 20,646 6,916 1,543 29,105
Reclasses (16,559) - - (16,559)
Effect of changes in foreign exchange rates and other (11,611) 11,165 (3,743) (4,189)
1,009,531 $                 676,877 $                     90,681 $                       1,777,089 $
Land Portfolio Summary
Consolidated
Americas
Total land portfolio - owned and managed
Consolidated
Europe
Asia
Consolidated
As of June 30, 2013
Land Roll Forward - Owned and Managed
As of March 31, 2013
(dollars in thousands)
.

Co-Investment Ventures

Summary and Financial Highlights

Supplemental 2Q 2013

Co-Investment Ventures (A)	Type	Investment Type	Geographic Focus	Ownership	Date Established	Term / Structure
Americas:						
Prologis Targeted U.S. Logistics Fund (B)	Core	Unconsolidated	US	23.9%	October 2004	Open end
Prologis North American Industrial Fund	Core	Unconsolidated	US	23.1%	March 2006	Open end
Prologis North American Industrial Fund III	Core	Unconsolidated	US	20.0%	July 2007	Closed end
Prologis SGP Mexico	Core	Unconsolidated	Mexico	21.6%	December 2004	Closed end
Prologis Mexico Industrial Fund	Core	Unconsolidated	Mexico	20.0%	August 2007	Closed end
Prologis Mexico Fondo Logistico (B)	Core/Development	Consolidated	Mexico	20.0%	July 2010	Closed end
Prologis Brazil Logistics Partners Fund I (B)(C)	Development	Unconsolidated	Brazil	50.0%	December 2010	Closed end
Europe:						
Prologis Targeted Europe Logistics Fund (B)	Core	Unconsolidated	Europe	38.8%	June 2007	Open end
Prologis European Properties Fund II (B)	Core	Unconsolidated	Europe	33.1%	August 2007	Open end
Europe Logistics Venture 1 (B)	Core	Unconsolidated	Europe	15.0%	February 2011	Open end
Prologis European Logistics Partners (B)	Core	Unconsolidated	Europe	50.0%	March 2013	Open end
Asia:						
Nippon Prologis REIT (B)(D)	Core	Unconsolidated	Japan	15.2%	February 2013	Public, Tokyo Exchange
Prologis China Logistics Venture 1 (B)	Core/Development	Unconsolidated	China	15.0%	March 2011	Closed end

Information by Unconsolidated Co-investment Venture (E):

					Prologis' Share				
(in thousands)	Square Feet	Second Quarter NOI	Gross Book Value of Operating Buildings	Debt	Second Quarter NOI	Annualized Pro forma NOI	Debt	Total Other Tangible Assets (Liabilities)	Prologis Investment In and Advances To
Prologis Targeted U.S. Logistics Fund	45,214	$ 56,401	$ 4,171,654	$ 1,683,806	$ 13,471	$ 53,884	$ 402,148	$ 24,530	$ 634,616
Prologis North American Industrial Fund	47,122	40,628	2,877,267	1,192,165	9,369	37,476	274,913	14,242	206,809
Prologis North American Industrial Fund III	17,657	14,066	904,508	646,583	2,813	11,252	129,317	2,875	22,720
Prologis SGP Mexico	6,361	7,511	418,077	213,450	1,622	6,488	46,105	(13,901)	32,198
Prologis Mexico Industrial Fund	9,503	8,367	600,466	214,149	1,673	6,692	42,830	(328)	49,654
Brazil Fund and joint ventures	2,565	5,263	241,508	-	263	1,052	-	18,120	160,716
Americas	**128,422**	**132,236**	**9,213,480**	**3,950,153**	**29,211**	**116,844**	**895,313**	**45,538**	**1,106,713**
Prologis Targeted Europe Logistics Fund	12,467	20,642	1,551,069	629,882	7,999	31,996	244,079	22,911	311,899
Prologis European Properties Fund II	55,539	72,394	4,762,078	1,649,934	23,955	95,820	545,963	(39)	444,633
Europe Logistics Venture I	3,123	4,384	236,683	-	658	2,632	-	784	33,918
Prologis European Logistics Partners	48,700	58,665	3,302,844	359,685	29,332	117,328	179,843	19,487	1,383,546
Europe	**119,829**	**156,085**	**9,852,674**	**2,639,501**	**61,944**	**247,776**	**969,885**	**43,143**	**2,173,996**
Nippon Prologis REIT (F)	13,923	37,238	2,666,051	1,255,534	6,108	24,432	190,465	7,207	296,383
Prologis China Logistics Venture 1	3,787	3,692	231,114	149,000	554	2,216	22,350	7,507	37,997
Asia	**17,710**	**40,930**	**2,897,165**	**1,404,534**	**6,662**	**26,648**	**212,815**	**14,714**	**334,380**
Total	**265,961**	**$ 329,251**	**$ 21,963,319**	**$ 7,994,188**	**$ 97,817**	**$ 391,268**	**$ 2,078,013**	**$ 103,395**	**$ 3,615,089**

(A) The information presented excludes two ventures- Prologis AMS and Prologis DFS Fund I, due to the size of the venture.
(B) These funds are or may be actively investing in new properties through acquisition and/or development activities, whereas the remaining funds do not expect to be actively investing in new properties.
(C) We have a 50% ownership interest in and consolidate an entity that in turn owns 50% of various entities that are accounted for on the equity method ("Brazil Fund"). The Brazil Fund develops industrial properties in Brazil and has sold properties to an entity in which it maintains an equity interest. We also have other Brazil joint ventures that we account for using the equity method. We show our ownership in these Brazil entities at our effective ownership and include the properties in our owned and managed pool.
(D) In connection with the secondary offering by Nippon Prologis REIT in June 2013, we temporarily increased our ownership percentage to 17.2%. In July, the underwriters exercised the overallotment option and our ownership percentage returned to 15.2%. As this ownership was temporary, we used 15.2% to calculate our share throughout this document.
(E) Values represent Prologis' stepped up basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis.
(F) The gross book value of buildings is based on public filings for buildings owned for the entire quarter and acquisition value for buildings acquired during the quarter; debt information is based on public filings and NOI based upon public filings for those properties owned for the entire period and estimated NOI on the properties acquired during the quarter based on the results of the properties while owned by Japan Fund I and Prologis..

25
Copyright © 2013 Prologis

Co-Investment Ventures

Operating and Balance Sheet Information

(dollars in thousands)

Supplemental 2Q 2013

	Americas	Europe	Asia	Total
FFO and Net Earnings (Loss) of the Co-Investment Ventures, Aggregated (A)(B)	For the Three Months Ended June 30, 2013			
Rental income	$ 183,070	$ 206,911	$ 53,809	$ 443,790
Rental expenses	(48,863)	(47,551)	(13,260)	(109,674)
Net operating income from properties	134,207	159,360	40,549	334,116
Other income (expense), net	376	(4,346)	(5,259)	(9,229)
Gains (losses) on dispositions of investments in real estate, net	(5,082)	-	(3,994)	(9,076)
General and administrative expenses	(5,207)	(11,068)	(8,037)	(24,312)
Interest expense	(55,056)	(26,585)	(7,310)	(88,951)
Current income tax expense	(6,803)	(7,174)	(268)	(14,245)
FFO of the unconsolidated co-investment ventures	**62,435**	**110,187**	**15,681**	**188,303**
Real estate related depreciation and amortization	(66,063)	(57,115)	(14,151)	(137,329)
Foreign currency exchange and unrealized derivative gains (losses), net	345	(3,565)	2,097	(1,123)
Gains (losses) on dispositions of investments in real estate, net	9,995	-	4,618	14,613
Deferred tax benefit (expense) and other income (expense), net	(3,227)	(35,294)	-	(38,521)
Net earnings (loss) of the unconsolidated co-investment ventures	**$ 3,485**	**$ 14,213**	**$ 8,245**	**$ 25,943**
Prologis' Share of FFO and Net Earnings (Loss) of the Unconsolidated Co-Investment Ventures (A)	For the Three Months Ended June 30, 2013			
Prologis' share of the co-investment ventures' FFO	$ 11,537	$ 46,986	$ 3,254	$ 61,777
Interest income	73	-	55	128
FFO from unconsolidated co-investment ventures, net	11,610	46,986	3,309	61,905
Fees earned by Prologis	14,818	13,854	14,239	42,911
Total FFO recognized by Prologis, net	**$ 26,428**	**$ 60,840**	**$ 17,548**	**$ 104,816**
Prologis' share of the co-investment ventures' net earnings (loss)	$ (947)	$ 8,761	$ (71)	$ 7,743
Interest income	73	-	55	128
Earnings (loss) from unconsolidated co-investment ventures, net	(874)	8,761	(16)	7,871
Fees earned by Prologis	14,818	13,854	14,239	42,911
Total earnings recognized by Prologis, net	**$ 13,944**	**$ 22,615**	**$ 14,223**	**$ 50,782**
Condensed Balance Sheet of the Unconsolidated Co-Investment Ventures, Aggregated (A)(B)	As of June 30, 2013			
Operating industrial properties, before depreciation	$ 9,213,480	$ 9,852,674	$ 2,897,165	$ 21,963,319
Accumulated depreciation	(988,575)	(654,885)	(22,362)	(1,665,822)
Properties under development and land	275,876	28,949	239,381	544,206
Other assets	573,528	710,628	326,710	1,610,866
Total assets	**$ 9,074,309**	**$ 9,937,366**	**$ 3,440,894**	**$ 22,452,569**
Third party debt	$ 3,950,153	2,639,501	1,404,534	7,994,188
Other liabilities	210,089	1,007,896	124,786	1,342,771
Total liabilities	**$ 4,160,242**	**$ 3,647,397**	**$ 1,529,320**	**$ 9,336,959**
Weighted average ownership	**21.6%**	**39.6%**	**15.2%**	**28.4%**

(A) Includes the unconsolidated co-investment ventures listed on the previous page.
(B) Represents the entire entity, not our proportionate share.

26

Copyright © 2013 Prologis

Copyright © 2013 Prologis
Supplemental 2Q 2013
Capitalization
Debt and Equity Summary

(A) Based on Prologis share of the total debt.  Interest rate is based on the effective rate (which includes the amortization of related premiums and discounts) assuming the net premiums
(discounts)   associated with the respective debt were included in the maturities by year.
(B) Interest rate is based on the effective rate and weighted based on borrowings outstanding.
$92 $0 $0 $0 $41 $133 $42 $175 $612 $787 $308 39.1% 4.1%
557          - 322         638          475          1,992        36             2,028          1,727            3,755        2,572        68.5% 3.3%
175          460          309         1              149          1,094        25             1,119          836               1,955        1,365        69.8% 3.7%
640          - - 1              312          953           126           1,079          1,377            2,456        1,294        52.7% 5.3%
700          - - 1              264          965           4               969             518               1,487        1,084        72.9% 5.3%
900          - - 1              113          1,014        74             1,088          701               1,789        1,175        65.7% 5.5%
647          - - 1              294          942           2               944             463               1,407        1,051        74.7% 6.1%
662          - - 1              9              672           2               674             953               1,627        907           55.7% 5.8%
-              - - 1              135          136           2               138             445               583           243           41.7% 3.5%
-              - - - 7              7               2               9                 200               209           51             24.4% 4.8%
-              -              - 10            137          147           6               153             140               293           172           58.7% 6.6%
Subtotal 4,373       460          631         655          1,936       8,055        321           8,376          7,972            16,348      10,222      62.5%
64            (63)          -              -              39            40             1               41               22                 63             48             76.2%
Subtotal 4,437       397          631         655          1,975       8,095        322           8,417          7,994            16,411      $10,270 62.6% 4.6%
-              -              -              -              -              -                (225)          (225)            (5,916)           (6,141)
Prologis share of debt $4,437 $397 $631 $655 $1,975 $8,095 $97 $8,192 $2,078 $10,270
$3,790 $397 $263 $29 $1,794 $6,273 $76 $6,349 $918 9,395 $     $7,267
545          - 38           626          -              1,209        18             1,227          796               2,887        2,023
- - 8             - -              8               -                8                 160               533           168
102          - 322         -              181          605           - 605             190               1,617        795
- - - - -              -                3               3                 14                 35             17
Prologis share of debt
$4,437 $397 $631 $655 $1,975 $8,095 $97 $8,192 $2,078 $10,270
5.6% 3.3% 1.6% 1.8% 5.1% 4.7% 4.5% 4.7% 4.5% 5.0% 4.6%
4.3 1.7 1.3 1.0 4.2 3.6 4.2 3.6 3.3 4.1 3.6
Weighted average interest rate (B)
Weighted average remaining maturity in year
Unamortized net premiums (discounts)
Third party share of debt
Prologis share of debt by local currency
Dollars
Euro
GBP
2019
2020
2021
Yen
Other
Thereafter
2022
2018
Entities Consolidated Entities
2016
Debt Debt Debt
Maturity
Debt Debt
2013
2014
2015
Total
Mortgage
2017
Facilities Debt
Senior Exchangeable Credit Other
Prologis
Debt Total Debt
Unsecured Consolidated Total Unconsolidated Secured
Debt
Prologis
Total Share of
Wtd. Avg.
Interest
Rate (A)
Prologis
Share (%)
Security Shares Value
Common Stock 498.6                     $37.72 $18,807 $2,026
Partnership Units 3.8                         $37.72 143
Total 502.4                     $18,950 Borrowings outstanding 631
Outstanding letters of credit 68
Current availability $1,327
Unrestricted cash 385
Total liquidity
$1,712
Less:
Market Equity Liquidity
Price
Aggregate lender commitments
(dollars and shares in millions)

Capitalization

Debt Covenants and Other Metrics

Supplemental 2Q 2013

(dollars in thousands)

Covenants as of June 30, 2013 (A)

	Legacy AMB Indenture		New Prologis Indenture	
	Covenant	Actual	Covenant	Actual
Outstanding indebtedness to adjusted total assets	<60%	31.4%	<60%	31.4%
Fixed charge coverage ratio	>1.5x	2.70x	>1.5x	3.07x
Maximum secured debt to adjusted total assets	<40%	8.4%	<40%	8.4%
Unencumbered assets ratio to unsecured debt	>150%	342.0%	>150%	343.1%

	Global Line	
	Covenant	Actual
Maximum consolidated leverage to total asset value	<60%	33.0%
Fixed charge coverage ratio	>1.5x	2.61x
Unencumbered debt service coverage ratio	>1.5x	4.01x
Maximum secured debt to total asset value	<35%	9.3%

Debt Metrics (A) (B) (C)

	2013 Second Quarter	2013 First Quarter
Debt as % of gross real estate assets	35.8%	37.5%
Secured debt as % of gross real estate assets	13.9%	14.6%
Unencumbered gross real estate assets to unsecured debt	284.4%	252.4%
Fixed charge coverage ratio	2.22x	2.19x
Debt/Adjusted EBITDA	7.35x	7.52x
Debt/Adjusted EBITDA (adjusted for development)	6.00x	6.18x

Encumbrances as of June 30, 2013

	Unencumbered	Encumbered	Total
Consolidated:			
Operating properties	$ 12,505,470	$ 5,250,185	$ 17,755,655
Development portfolio	939,794	-	939,794
Land	1,643,970	66,613	1,710,583
Other real estate investments	492,833	-	492,833
Notes receivable backed by real estate	-	189,636	189,636
Assets held for sale	7,578	17,752	25,330
Total consolidated	15,589,645	5,524,186	21,113,831
Unconsolidated operating properties - Prologis' share	3,058,922	3,307,121	6,366,043
Unconsolidated development portfolio and land - Prologis' share	142,320	5,129	147,449
Gross real estate assets	$ 18,790,887	$ 8,836,436	$ 27,627,323

Secured and Unsecured Debt as of June 30, 2013

	Unsecured Debt	Secured Mortgage Debt	Total
Prologis debt	$ 6,118,640	$ 1,935,868	$ 8,054,508
Consolidated entities debt	14,437	306,861	321,298
Our share of unconsolidated entities debt	473,675	1,597,038	2,070,713
Total debt - at par	6,606,752	3,839,767	10,446,519
Third party share of consolidated debt	(11,550)	(212,518)	(224,068)
Total Prologis share of debt - at par	6,595,202	3,627,249	10,222,451
Premium (discount) - consolidated	1,119	40,385	41,504
Third party share of consolidated debt premium (discount)	-	(731)	(731)
Our share of premium (discount) - unconsolidated	-	7,299	7,299
Total debt, net of premium (discount)	$ 6,596,321	$ 3,674,202	$ 10,270,523

(A) These calculations are made in accordance with the respective debt agreements, may be different than other covenants or metrics presented and are not calculated in accordance with the applicable SEC rules.
(B) All metrics include both consolidated and Prologis share of unconsolidated entities.
(C) See Notes and Definitions for calculation of amounts.

28
Copyright © 2013 Prologis

Copyright © 2013 Prologis
Supplemental 2Q 2013
Capitalization
Assets  Under Management

Total Enterprise Value
Total AUM by Division
Assets Under Management
(dollars in millions)
0
5,000
10,000
15,000
20,000
25,000
30,000
35,000
40,000
45,000
50,000
Europe
23.1%
Asia
12.8%
$ 29,320
$ 46,243
Debt
$10,270
Committed Equity/Investment
$2,257
Americas
64.1%
$ 46,243
Direct owned and other
assets
$23,469
Equity Cap and Preferred
Shares
$19,050
AUM
Investment
Management
$22,774
Investors'  share of assets
in JVs/funds
$14,666
Prologis share of assets in
JVs/funds  $5,851
Total
Enterprise
Value
$29,320

Real Estate Operations

	Square Feet	Gross Book Value	GBV per Sq. Ft.	Second Quarter Adjusted Cash NOI (Actual)	Second Quarter Adjusted Cash NOI (Pro Forma)	Annualized Adjusted Cash NOI	Percent Occupied
CONSOLIDATED OPERATING PORTFOLIO							
Properties generating net operating income							
Americas	224,201	$ 14,522,067	$ 65	$ 224,725	$ 224,725	$ 898,900	95.9%
Europe	15,226	1,188,309	78	23,087	23,087	92,348	94.8%
Asia	9,599	1,284,604	134	14,309	14,309	57,236	93.5%
Pro forma adjustment for mid-quarter acquisitions/development completions					1,657	6,628	
Pro forma adjustment for Japan Fund					2,009	8,036	
Sub-total	249,026	16,994,980	68	262,121	265,787	1,063,148	95.8%
Properties generating net operating loss							
Americas	10,833	608,736	56	(4,224)			47.1%
Europe	1,107	68,362	62	(456)			21.0%
Sub-total	11,940	677,098	57	(4,680)			44.7%
Total consolidated portfolio	**260,966**	**$ 17,672,078**	**$ 68**	**$ 257,441**	**$ 265,787**	**$ 1,063,148**	**93.4%**
UNCONSOLIDATED OPERATING PORTFOLIO (Prologis Share)							
Prologis interest in unconsolidated operating portfolio							
Americas	28,413	$ 2,051,738	$ 72	$ 29,915	$ 29,915	$ 119,660	93.8%
Europe	48,027	3,863,735	80	64,408	64,408	257,632	93.3%
Asia	2,680	439,107	164	4,783	4,783	19,132	98.0%
Pro forma adjustment for mid-quarter acquisitions/development completions					324	1,296	
Pro forma adjustment for Japan Fund					988	3,952	
Prologis share of unconsolidated operating portfolio	**79,120**	**$ 6,354,580**	**$ 80**	**$ 99,106**	**$ 100,418**	**$ 401,672**	**93.6%**
Total operating portfolio	**340,086**	**$ 24,026,658**	**$ 71**	**$ 356,547**	**$ 366,205**	**$ 1,464,820**	**93.5%**

Development

	Square Feet	Investment Balance	TEI	TEI per Sq Ft.	Annualized Pro Forma NOI	Percent Occupied
CONSOLIDATED						
Prestabilized						
Americas	2,108	$ 87,285	$ 112,114	$ 53	$ 8,782	17.1%
Europe	726	37,237	42,633	59	3,726	8.5%
						14.9%
Properties under development						
Americas	9,203	386,391	676,065	73	45,057	
Europe	970	37,861	73,239	76	6,137	
Asia	5,143	391,020	646,936	126	46,151	
Total consolidated portfolio	**18,150**	**$ 939,794**	**$ 1,550,987**	**$ 85**	**$ 109,853**	
UNCONSOLIDATED (Prologis Share)						
Prologis interest in unconsolidated development portfolio						
Americas	1,581	$ 72,604	$ 154,687	$ 98	13,230	
Europe	274	11,445	24,982	91	1,610	
Asia	671	34,276	51,320	76	4,164	
Prologis share of unconsolidated development portfolio	**2,526**	**$ 118,325**	**$ 230,989**	**$ 91**	**$ 19,004**	
Total development portfolio	**20,676**	**$ 1,058,119**	**$ 1,781,976**	**$ 86**	**$ 128,857**	
Prologis share of estimated value creation (see Capital Deployment - Development Portfolio)		**363,865**				
Total development portfolio, including estimated value creation		**$ 1,421,984**

Copyright © 2013 Prologis Supplemental 2Q 2013 Net Asset Value Components 30 (in thousands, except for percentages and per square foot)

Balance Sheet and Other Items

		As of June 30, 2013
CONSOLIDATED		
Other assets		
Cash and cash equivalents	$	385,424
Restricted cash		26,642
Deposits, prepaid assets and other tangible assets		485,988
Other real estate investments		492,833
Prologis' share of value added operating properties		95,040
Accounts receivable		124,980
Notes receivable backed by real estate		189,636
Prologis receivable from unconsolidated co-investment ventures		146,960
Investments in and advances to other unconsolidated joint ventures		269,677
Assets held for sale, net of liabilities		7,273
Total other assets	**$**	**2,224,453**
Other liabilities		
Accounts payable and other current liabilities		651,081
Deferred income taxes		172,462
Value added tax and other tax liabilities		6,119
Tenant security deposits		153,149
Other liabilities		296,888
Noncontrolling interests		523,076
Total liabilities and noncontrolling interests	**$**	**1,802,775**
UNCONSOLIDATED		
Prologis share of net assets (liabilities)	**$**	**103,395**

Land

		Investment Balance
Our share of original land basis	$	2,789,876
Current book value of land	$	1,710,583
Prologis share of book value of land in unconsolidated entities		29,124
Total	**$**	**1,739,707**

Investment Management / Development Management

		Second Quarter		Annualized
Investment management				
Investment management income	$	43,608	$	174,432
Investment management expenses		(22,006)		(88,024)
Investment management NOI	**$**	**21,602**	**$**	**86,408**
Prologis Institutional Alliance Fund II promote			**$**	**10,000**
Development management income	**$**	**3,129**	**$**	**12,516**

Debt and Preferred Stock

		As of June 30, 2013
Prologis debt - at par	$	8,054,508
Consolidated investee debt - at par		321,298
Prologis share of unconsolidated debt - at par		2,070,713
Subtotal debt - at par		10,446,519
Preferred stock		100,000
Total debt and preferred stock	**$**	**10,546,519**
Outstanding shares of common stock		498,597

Copyright © 2013 Prologis Supplemental 2Q 2013 Net Asset Value Components - Continued 31 (in thousands)

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation.

Our Real Estate Operations segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in global and regional markets. Our intent is to hold and use these properties; however, depending on market and other conditions, we may contribute or sell these properties to co-investment ventures or sell to third parties. When we contribute to an unconsolidated co-investment venture or sell properties we have developed, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation) and present the results as *Gain (Loss) on Acquisitions and Dispositions of Investments in Real Estate, Net*. We have industrial properties that are currently under development and land available for development that are part of this segment as well. We may develop the land or sell to third parties, depending on market conditions, customer demand and other factors. The Investment Management segment represents the long-term management of unconsolidated co-investment ventures and other joint ventures.

During the first quarter of 2013 we formed two new co-investment ventures- Nippon Prologis REIT, Inc. ("NPR") in Japan and Prologis European Logistics Partners ("PELP") in Europe. Our ownership interest in these ventures is 15% and 50%, respectively, and is accounted for using the equity method of accounting. In connection with the formation of these ventures, we contributed 207 properties with an aggregate of 58.3 million square feet with a total value of approximately $5 billion. We have used or will use the proceeds primarily to repay debt.

In connection with the wind down of Prologis Japan Fund I, in June 2013 we purchased 14 properties from the fund aggregating 1.8 million square feet with an estimated value of $202 million and the fund sold the remaining 8 properties aggregating 4.3 million square feet to NPR (NPR aggregated the buildings and reported the acquisition of six buildings). Also in June, we contributed one development building to NPR for $221.1 million. As a result of the combined transactions, we recorded a net gain of $59.4 million.

Also, in the second quarter of 2013, we acquired our partners' interest in Prologis Institutional Alliance Fund II ("Fund II"), one of our consolidated co-investment ventures. In connection with this transaction, we paid $243.0 million and issued 804,734 limited partnership units worth $31.3 million in one of our limited partnerships. These units are exchangeable into an equal number of shares of our common stock. We earned an incentive promote fee of approximately $18.0 million from Fund II based on the cumulative returns to the investors over the life of the venture. Of this amount, approximately $13.0 million represents the third party investors' portion and is reflected as a component of non-controlling interests in our *Consolidated Statements of Operations*. We also recognized approximately $3.0 million of expense in Investment Management Expenses representing the estimated cash bonus to be paid out under the plan. As a result, the assets and liabilities associated with this venture are now wholly owned in our *Consolidated Balance Sheets*.

Acquisition cost represents economic cost and not necessarily what is capitalized. It includes the initial purchase price; the effects of marking assumed debt to market; if applicable, all due diligence and lease intangibles; and estimated acquisition capital expenditures including leasing costs to achieve stabilization.

Adjusted EBITDA. We use Adjusted EBITDA to measure both our operating performance and liquidity. We calculate Adjusted EBITDA beginning with consolidated net earnings (loss) and removing the effect of interest, income taxes, depreciation and amortization, impairment charges, gains or losses from the acquisition or disposition of investments in real estate, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our Adjusted FFO (see definition below), and other non-cash charges or gains (such as stock based compensation amortization and unrealized gains or losses on foreign currency and derivative activity), including our share of these items from unconsolidated entities.

We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from operations on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense and other items (including stock-based compensation amortization and certain unrealized gains and losses), gains or losses from the acquisition or disposition of investments in real estate, items that affect comparability, and other significant non-cash items. We also included a pro forma adjustment in Adjusted EBITDA to reflect a full period of NOI on the operating properties we acquired or disposed of in a significant transaction assuming the transaction occurred at the beginning of the quarter, such as the dispositions to the new co-investment ventures PELP and NPR in the first quarter of 2013 and the acquisition of our share of the assets from Prologis California and the acquisition of Prologis North American Industrial Fund II in the first quarter of 2012. By excluding interest expense EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt generally include the costs of repurchasing debt securities. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

We believe that Adjusted EBITDA helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends. We believe that investors should consider Adjusted EBITDA in conjunction with net earnings (the primary measure of our performance) and the other required Generally Accepted Accounting Principles ("GAAP") measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance against other companies. By using Adjusted EBITDA an investor is assessing the earnings generated by our operations, but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with our required GAAP presentations. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures distribution requirements or contractual commitments. Adjusted EBITDA, also does not reflect the cash required to make interest and principal payments on our outstanding debt.

While EBITDA is a relevant and widely used measure of operating performance, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to consolidated net earnings (loss), a GAAP measurement.

Assets Held For Sale and Discontinued Operations. As of June 30, 2013, we had land and two operating properties totaling 0.2 million square feet that met the criteria to be presented as held for sale. The amounts included in Assets Held for Sale include real estate investment balances and the related assets and liabilities for each property.

During the six months ended June 30, 2013, we recorded a gain of $19.3 million on the disposition of 19 properties aggregating 1.6 million square feet to third parties. During all of 2012, we disposed of land, land subject to ground leases and 200 operating properties aggregating 27.2 million square feet to third parties.

Copyright © 2013 Prologis Supplemental 2Q 2013 Notes and Definitions 32

Notes and Definitions

Supplemental 2Q 2013

The operations of the properties held for sale and properties that were disposed of to third parties during a period, including the aggregate net gains or losses recognized upon their disposition, are presented as discontinued operations in our *Consolidated Statements of Operations* for all periods presented. The income attributable to these properties was as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,	
	2013	2012	2013	2012
Rental income	$ 643	$ 24,351	$ 2,671	$ 59,453
Rental expenses	(478)	(8,597)	(1,245)	(18,178)
Depreciation and amortization	(447)	(9,022)	(1,388)	(21,287)
Interest expense	(12)	(459)	(87)	(937)
Income (loss) attributable to disposed properties and assets held for sale	$ (294)	$ 6,273	$ (49)	$ 19,051

Assets Under Management ("AUM") represents the estimated value of the real estate we own or manage through our consolidated entities and unconsolidated entities. We calculate AUM by adding the noncontrolling interests' share of the estimated fair value of the real estate investment to our share of total market capitalization.

Calculation of Per Share Amounts is as follows *(in thousands, except per share amounts)*:

	Three Months Ended June 30,		Six Months Ended June 30,	
	2013	2012	2013	2012
Net earnings (loss)				
Net earnings (loss)	$ (1,517)	$ (8,120)	$ 263,899	$ 194,293
Noncontrolling interest attributable to exchangeable partnership units	-	-	542	1,069
Adjusted net earnings - Diluted	**$ (1,517)**	**$ (8,120)**	**$ 264,441**	**$ 195,362**
Weighted average common shares outstanding - Basic	486,032	459,878	473,892	459,549
Incremental weighted average effect on exchange of limited partnership units	-	-	1,146	3,299
Incremental weighted average effect of stock awards	-	-	3,078	1,848
Weighted average common shares outstanding - Diluted	**486,032**	**459,878**	**478,116**	**464,696**
Net earnings per share - Basic	**$ 0.00**	**$ (0.02)**	**$ 0.56**	**$ 0.42**
Net earnings per share - Diluted	**$ 0.00**	**$ (0.02)**	**$ 0.55**	**$ 0.42**
FFO, as defined by Prologis				
FFO, as defined by Prologis	$ 202,238	$ 172,671	$ 560,038	$ 434,743
Noncontrolling interest attributable to exchangeable limited partnership units	(19)	66	1,599	1,069
Interest expense on exchangeable debt assumed exchanged	4,235	4,057	8,470	8,273
FFO, as defined by Prologis - Diluted	**$ 206,454**	**$ 176,794**	**$ 570,107**	**$ 444,085**
Weighted average common shares outstanding - Basic	486,032	459,878	473,892	459,549
Incremental weighted average effect on exchange of limited partnership units	2,093	3,250	3,039	3,299
Incremental weighted average effect of stock awards	3,339	1,838	3,078	1,848
Incremental weighted average effect on exchange of certain exchangeable debt	11,879	11,879	11,879	11,879
Weighted average common shares outstanding - Diluted	**503,343**	**476,845**	**491,888**	**476,575**
FFO, as defined by Prologis per share - Diluted	**$ 0.41**	**$ 0.37**	**$ 1.16**	**$ 0.93**
Core FFO				
Core FFO	$ 203,337	$ 201,320	$ 391,274	$ 386,085
Noncontrolling interest attributable to exchangeable limited partnership units	(19)	66	1,599	1,069
Interest expense on exchange debt assumed converted	4,235	4,057	8,470	8,273
Core FFO - Diluted	**$ 207,553**	**$ 205,443**	**$ 401,343**	**$ 395,427**
Weighted average common shares outstanding - Basic	486,032	459,878	473,892	459,549
Incremental weighted average effect on exchange of limited partnership units	2,093	3,250	3,039	3,299
Incremental weighted average effect of stock awards	3,339	1,838	3,078	1,848
Incremental weighted average effect on exchange of certain exchangeable debt	11,879	11,879	11,879	11,879
Weighted average common shares outstanding - Diluted	**503,343**	**476,845**	**491,888**	**476,575**
Core FFO per share - Diluted	**$ 0.41**	**$ 0.43**	**$ 0.82**	**$ 0.83**

Committed Equity/Investment is our estimate of the gross real estate, which could be acquired through the use of the equity commitments from our property fund or co-investment venture partners, plus our funding obligations and estimated debt capitalization.

Debt Metrics. See below for the detailed calculations for the three months ended for the respective period (*dollars in thousands*):

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Copyright © 2013 Prologis

Notes and Definitions

Supplemental 2Q 2013

	Three Months Ended June 30 2013	Three Months Ended Mar. 31 2013
Debt as a % of gross real estate assets:		
Total debt - at par	$ 10,446,519	$ 11,076,561
Less: cash and cash equivalents	(385,424)	(785,359)
Less: unconsolidated entities cash - Prologis share	(165,550)	(135,550)
Total debt, net of adjustments	$ 9,895,545	$ 10,155,652
Gross real estate assets	$ 27,627,323	$ 27,103,768
Debt as a % of gross real estate assets	35.8%	37.5%
Secured debt as a % of gross real estate assets:		
Secured debt - at par	$ 3,839,767	$ 3,947,629
Gross real estate assets	$ 27,627,323	$ 27,103,768
Secured debt as a % of gross real estate assets	13.9%	14.6%
Unencumbered gross real estate assets to unsecured debt:		
Unencumbered gross real estate assets	$ 18,790,887	$ 17,995,113
Unsecured debt - at par	$ 6,606,752	$ 7,128,932
Unencumbered gross real estate assets to unsecured debt	284.4%	252.4%
Fixed Charge Coverage ratio:		
Adjusted EBITDA	$ 334,004	$ 337,668
Pro forma adjustment	-	29,533
NOI from disposed properties	208	468
Adjusted EBITDA, including NOI from disposed properties	$ 334,212	$ 367,669
Interest expense	$ 92,508	$ 115,028
Amortization and write-off of deferred loan costs	(4,291)	(3,288)
Amortization of debt premium (discount), net	10,676	10,715
Capitalized interest	17,234	13,744
Preferred stock dividends	3,816	10,305
Our share of fixed charges from unconsolidated entities	30,511	21,046
Total fixed charges	$ 150,454	$ 167,550
Fixed charge coverage ratio	2.22x	2.19x
Debt to Adjusted EBITDA:		
Total debt, net of adjustments	$ 9,895,545	$ 10,155,652
Adjusted EBITDA-annualized (a)	$ 1,346,016	$ 1,350,672
Debt to Adjusted EBITDA ratio	7.35x	7.52x
Debt to Adjusted EBITDA (adjusted for development):		
Total debt, net of adjustments	9,895,545	10,155,652
Add: costs to complete - Prologis share	686,976	796,340
Less: current book value of land - Prologis share	(1,739,707)	(1,798,965)
	$ 8,842,814	$ 9,153,027
Adjusted EBITDA-annualized (a)	1,346,016	1,350,672
Add: annualized proforma NOI - Prologis share	128,857	131,571
	$ 1,474,873	$ 1,482,243
Debt to Adjusted EBITDA (adjusted for development) ratio	6.00x	6.18x

(a) Includes net promote revenue of $10.0 million recognized in the second quarter (not annualized).

Estimated Development Margin is calculated on developed properties as the contribution value or sales price minus estimated total investment, before closing costs, the impact of any deferred rents, taxes or third party promotes net of deferred amounts on contributions, divided by the estimated total investment.

FFO, as defined by Prologis; Core FFO; AFFO (collectively referred to as "FFO"). FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts ("NAREIT") has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.

FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT's FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We agree that these NAREIT adjustments are useful to investors for the following reasons:

(i) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." Consequently, NAREIT's definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT's definition of FFO, of gains and losses from the sales, along with impairment charges, of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT's activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions and impairment charges of land and development properties, as well as our proportionate share of the gains and losses from dispositions and impairment charges recognized by our unconsolidated entities, in our definition of FFO.

Our FFO Measures

At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that "management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community." We believe stockholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses.

We use these FFO measures, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our

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Copyright © 2013 Prologis

performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating *FFO, as defined by Prologis*, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

FFO, as defined by Prologis

To arrive at *FFO, as defined by Prologis*, we adjust the NAREIT defined FFO measure to exclude:

(i) deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
(ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;
(iii) foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated entities;
(iv) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated entities; and
(v) mark-to-market adjustments associated with derivative financial instruments.

We calculate *FFO, as defined by Prologis* for our unconsolidated entities on the same basis as we calculate our *FFO, as defined by Prologis*.

We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Core FFO

In addition to *FFO, as defined by Prologis*, we also use Core FFO. To arrive at *Core FFO*, we adjust *FFO, as defined by Prologis*, to exclude the following recurring and non-recurring items that we recognized directly or our share recognized by our unconsolidated entities to the extent they are included in *FFO, as defined by Prologis*:

(i) gains or losses from acquisition, contribution or sale of land or development properties;
(ii) income tax expense related to the sale of investments in real estate;
(iii) impairment charges recognized related to our investments in real estate (either directly or through our investments in unconsolidated entities) generally as a result of our change in intent to contribute or sell these properties;
(iv) impairment charges of goodwill and other assets;
(v) gains or losses from the early extinguishment of debt;
(vi) merger, acquisition and other integration expenses; and
(vii) expenses related to natural disasters.

We believe it is appropriate to further adjust our *FFO, as defined by Prologis* for certain recurring items as they were driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties or investments. The impairment charges we recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. We currently have and have had over the past several years a stated priority to strengthen our financial position. We expect to accomplish this by reducing our debt, our investment in certain low yielding assets, such as land that we decide not to develop and our exposure to foreign currency exchange fluctuations. As a result, we have sold to third parties or contributed to unconsolidated entities real estate properties that, depending on market conditions, might result in a gain or loss. The impairment charges related to goodwill and other assets that we have recognized were similarly caused by the decline in the real estate markets. Also in connection with our stated priority to reduce debt and extend debt maturities, we have purchased portions of our debt securities. As a result, we recognized net gains or losses on the early extinguishment of certain debt due to the financial market conditions at that time.

We have also adjusted for some non-recurring items. The merger, acquisition and other integration expenses include costs we incurred in 2012 associated with the merger with AMB Property Corporation and the acquisition of our co-investment venture Prologis European Properties and the integration of our systems and processes. We have not adjusted for the acquisition costs that we have incurred as a result of routine acquisitions but only the costs associated with significant business combinations that we would expect to be infrequent in nature.

We analyze our operating performance primarily by the rental income of our real estate and the revenue driven by our investment management business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities. As a result, although these items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.

We use *Core FFO*, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) provide guidance to the financial markets to understand our expected operating performance; (v) assess our operating performance as compared to similar real estate companies and the industry in general; and (vi) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

AFFO

To arrive at AFFO, we adjust Core FFO to further exclude; (i) straight-line rents; (ii) amortization of above- and below-market lease intangibles; (iii) recurring capital expenditures; (iv) amortization of management contracts; (v) amortization of debt premiums and discounts, net of amounts capitalized, and; (vi) stock compensation expense.

We believe AFFO provides a meaningful indicator of our ability to fund cash needs, including cash distributions to our stockholders.

Limitations on Use of our FFO Measures

While we believe our defined FFO measures are important supplemental measures, neither NAREIT's nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an

Copyright © 2013 Prologis Supplemental 2Q 2013 Notes and Definitions 35

Notes and Definitions

Supplemental 2Q 2013

analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of these limitations are:

- The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.
- Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.
- Gains or losses from property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in the value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.
- The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.
- The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
- The impairment charges of goodwill and other assets that we exclude from Core FFO, have been or may be realized as a loss in the future upon the ultimate disposition of the related investments or other assets through the form of lower cash proceeds.
- The gains and losses on extinguishment of debt that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our debt at less or more than our future obligation.
- The Merger, acquisition and other integration expenses and the natural disaster expenses that we exclude from Core FFO are costs that we have incurred.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. This information should be read with our complete financial statements prepared under GAAP.

Fixed Charge Coverage is defined as Adjusted EBITDA divided by total fixed charges. Fixed charges consist of net interest expense adjusted for amortization of finance costs and debt discount (premium), capitalized interest, and preferred stock dividends. Prologis uses fixed charge coverage to measure its liquidity. Prologis believes that the fixed charge coverage is relevant and useful to investors because it allows fixed income investors to measure Prologis' ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred stockholders. Prologis' computation of fixed charge coverage is not calculated in accordance with applicable SEC rules and may not be comparable to fixed charge coverage reported by other companies.

General and Administrative Expenses ("G&A") were as follows (*in thousands*):

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Gross overhead	$ 109,631	$ 90,667	$ 216,467	$ 192,481
Less: rental expense	(7,140)	(8,850)	(16,697)	(17,008)
Less: investment management expenses	(25,006)	(15,075)	(44,915)	(31,956)
Capitalized amounts	(22,576)	(15,327)	(43,749)	(31,943)
G&A	**$ 54,909**	**$ 51,415**	**$ 111,106**	**$ 111,574**

We capitalize certain costs directly related to our development and leasing activities. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows (in thousands):

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Development activities	$ 17,662	$ 9,133	$ 32,852	$ 19,406
Leasing activities	4,590	6,105	10,075	12,380
Costs related to internally developed software	324	89	822	157
Total capitalized G&A expenses	**$ 22,576**	**$ 15,327**	**$ 43,749**	**$ 31,943**

G&A as a percent of Assets Under Management (*in thousands*):

Annualized gross overhead	$ 432,934
Less: annualized rental expense	(33,394)
Less: annualized capitalized amounts	(87,498)
Adjusted G&A	$ 312,042
Operating properties	$ 39,718,974
Development portfolio - TEI	2,278,896
Land portfolio	1,777,089
Other real estate investments	492,833
Assets held for sale	25,380
Total Assets Under Management	$ 44,293,172
G&A as % of Assets Under Management	**0.70%**

G&A as a percent of Assets Under Management – Prologis Share (*in thousands*):

Annualized G&A	$ 222,212
Less: annualized investment management income	(154,486)
Add: annualized investment management expenses	83,830
Adjusted G&A	$ 151,556
Operating properties - Prologis share	$ 24,121,698
Development portfolio - Prologis share of TEI	1,781,976
Land portfolio - Prologis share	1,739,707
Other real estate investments	492,833
Assets held for sale	25,330
Total Assets Under Management - Prologis share	$ 28,161,544
G&A as % of Assets Under Management - Prologis share	**0.54%**

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Copyright © 2013 Prologis

Global Markets comprise the largest, most liquid markets benefiting from demand tied to global trade. These markets are defined by large population centers with high consumption per capita and typically feature major seaports, airports, and other transportation infrastructure tied to global trade. While initial returns might be lower, global markets tend to outperform overall markets in terms of growth and total return.

Interest Expense consisted of the following (*in thousands*):

	Three Months Ended June 30,		Six Months Ended June 30,	
	2013	2012	2013	2012
Gross interest expense	$ 116,127	$ 146,106	$ 252,288	$ 294,474
Amortization of discount (premium), net	(10,676)	(9,753)	(21,391)	(16,489)
Amortization of deferred loan costs	4,291	4,175	7,579	9,131
Interest expense before capitalization	109,742	140,528	238,476	287,116
Capitalized amounts	(17,234)	(12,946)	(30,978)	(26,565)
Net interest expense	**$ 92,508**	**$ 127,582**	**$ 207,498**	**$ 260,551**

Investment Management NOI represents investment management income less investment management expenses.

Market Equity is defined as the total number of outstanding shares of our common stock and common limited partnership units multiplied by the closing price per share of our common stock at period end.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, in this supplemental report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our NAV but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, investment management platform, or development platform.

Net Operating Income ("NOI") represents rental income less rental expenses.

Operating Portfolio includes stabilized operating industrial properties we own or that we manage and are owned by an unconsolidated investee accounted for by the equity method of accounting.

Operating Segments – Real Estate Operations represents the direct long-term ownership of industrial properties, including land and the development of properties.

Operating Segments – Investment Management represents the management of unconsolidated co-investment ventures and other unconsolidated joint ventures and the properties they own.

Pre-stabilized Development represents properties that are complete but have not yet reached Stabilization.

Pro forma Adjusted Cash NOI for the properties in our operating portfolio reflects the NOI for a full quarter of operating properties that were acquired, contributed or stabilized during the quarter.

Pro forma NOI for the properties in our development portfolio is based on current total expected investment and an estimated stabilized yield.

A reconciliation of our rental income and rental expenses, computed under GAAP, to adjusted net operating income (NOI) for the operating portfolio for purposes of the Net Asset Value calculation is as follows:

Calculation of Adjusted Cash NOI (*in thousands*):	
Rental income	$ 372,737
Rental expenses	(112,581)
NOI	260,156
Net termination fees and adjustments (a)	(4,848)
Less: Actual NOI for development portfolio and other	(7,617)
Less: NOI on contributed properties (b)	(1,045)
Adjusted NOI for operating portfolio owned at June 30, 2013	246,646
Straight-lined rents (c)	(9,675)
Free rent (c)	12,273
Amortization of lease intangibles (c)	8,197
First quarter Adjusted Cash NOI	$ 257,441

(a) *Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer's rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property's recurring operating performance.*

(b) *The actual NOI for properties that were contributed and not part of discontinued operations during the three-month period is removed.*

(c) *Straight-lined rents, adjusted for free rent amounts, and amortization of above and below market leases are removed from rental income computed under GAAP for the operating portfolio to allow for the calculation of a cash yield.*

Regional Markets, similar to global markets, also benefit from large-population centers and demand. They are located at key crossroads in the supply chain and/or near economic centers for leading national or global industries. Our assets reflect the highest quality class-A product in that market and are often less supply- constrained and focus on delivering bulk goods to customers.

Rent Change on Rollover represents the change on operating portfolio properties in effective rental rates (average rate over the lease term) on new and renewed leases signed during the period as compared with the previous effective rental rates in that same space.

Rental Income includes the following (*in thousands*):

	Three Months Ended June 30,		Six Months Ended June 30,	
	2013	2012	2013	2012
Rental income	$ 292,053	$ 366,360	$ 639,887	$ 714,020
Amortization of lease intangibles	(8,292)	(10,506)	(18,206)	(19,435)
Rental expense recoveries	78,470	96,449	177,207	182,961
Straight-lined rents	10,506	16,156	27,232	33,311
	$ 372,737	**$ 468,459**	**$ 826,120**	**$ 910,857**

Same Store. We evaluate the operating performance of the industrial operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of

Copyright © 2013 Prologis Supplemental 2Q 2013 Notes and Definitions 37

the portfolio on performance measures. We include all consolidated properties, and properties owned by unconsolidated co-investment ventures that are managed by us and in which we have an equity interest (referred to as "unconsolidated entities"), in our same store analysis. We have defined the same store portfolio, for the quarter ended June 30, 2013, as those operating properties in operation at January 1, 2012 that were in operation throughout the full periods in both 2012 and 2013 either by Prologis or their unconsolidated entities. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total operating portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.

Same Store Average Occupancy represents the average occupied percentage for the period.

Same Store Rental Expense represents gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management companies provide property management services to each property (generally, the fee is based on a percentage of revenues).

Same Store Rental Income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income (as computed under GAAP) is adjusted to remove the net termination fees recognized for each period. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property's rental income without regard to items that are not indicative of the property's recurring operating performance.

Stabilization is defined when a property that was developed has been completed for one year or is 90% occupied. Upon stabilization, a property is moved into our operating portfolio.

Tenant Retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.

Total Estimated Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. dollar investments are translated to U.S. dollars using the exchange rate at period end or the date of development start for purposes of calculating development starts in any period.

Total Market Capitalization is defined as market equity plus our share of total debt and preferred stock.

Turnover Costs represent the costs incurred in connection with the signing of a lease, including leasing commissions and tenant improvements. Tenant improvements include costs to prepare a space for a new tenant and for a lease renewal with the same tenant. It excludes costs to prepare a space that is being leased for the first time (i.e. in a new development property).

Value-Added Acquisitions ("VAA") are properties which Prologis acquires as part of management's current belief that the discount in pricing attributed to the operating challenges of the property could provide greater returns, once stabilized, than the returns of stabilized properties, which are not value added acquisitions. Value Added Acquisitions must have one or more of the following characteristics: (i) existing vacancy in excess of 20%; (ii) short -term lease roll-over, typically during the first two years of ownership; (iii) significant capital improvement requirements in excess of 10% of the purchase price and must be invested within the first two years of ownership.

Value-Added Conversions ("VAC") represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research and development, data center, self storage or manufacturing with the intent to ultimately sell the property once repositioned. Activities required to prepare the property for conversion to a higher and better use may include such activities as re-zoning, re-designing, re-constructing, and re-tenanting. The economic gain on sales of value added conversions represents the amount by which the sales proceeds exceed our original cost in dollars and percentages.

Value Creation represents the value that will be created through our development and leasing activities at Stabilization. We calculate value by estimating the NOI that the property will generate at Stabilization and applying an estimated stabilized cap rate applicable to that property. The value creation is calculated as the amount by which the estimated value exceeds our total expected investment and does not include any fees or promotes we may earn.

Weighted Average Estimated Stabilized Yield is calculated as NOI adjusted to reflect stabilized occupancy divided by Acquisition Cost or TEI, as applicable.

Copyright © 2013 Prologis Supplemental 2Q 2013 38 Notes and Definitions